Exhibit 1.1

Company number: 477692

PUBLIC COMPANY LIMITED BY SHARES

ARTICLES OF ASSOCIATION

of

SIGNET GROUP plc

(Adopted by Special Resolution on 8 June 2007)

1

SIGNET GROUP PLC

Articles of Association

i

v

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Company number: 477692

PUBLIC COMPANY LIMITED BY SHARES

ARTICLES OF ASSOCIATION

of

SIGNET GROUP plc

(Adopted by Special Resolution passed on 8 June 2007)

PRELIMINARY

1.	Definitions
(A)	In these Articles (unless the context requires otherwise) the following words have the following meanings:

the 1985 Act	The Companies Act 1985 to the extent in force from time to time;

the 2006 Act	The Companies Act 2006 to the extent in force from time to time;

the Acts	The 1985 Act and the 2006 Act;

Articles	These articles of association including any changes made to them;

Auditors	The auditors of the Company;

Board	The board of Directors or the Directors present or deemed to be present at a duly convened meeting at which a quorum is present;

certificated	In relation to a share, a share which is recorded in the Register of Members as being held in certificated form;

clear days	In relation to the period of a notice, that period excluding the day when the notice is given or deemed given and the day for which it is given or on which it is to take effect;

Company	Signet Group plc, registered in England with number 477692;

director	A director of the Company;

electronic address	Any number or address used for the purposes of sending or receiving notices, documents or information by electronic means;

electronic form	Has the meaning given in the 2006 Act;

electronic means	Has the meaning given in the 2006 Act;

Group	The group comprising the Company and its subsidiary undertakings (not including any parent undertaking of the Company);

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Group Undertaking	Any undertaking in the Group, including the Company;

holder	In relation to a share, the member whose name is entered in the Register of Members as the holder of that share;

Issuer-Instruction	An issuer-instruction, as defined in the Uncertificated Securities Regulations;

Listing Rules	The listing rules of the UKLA made pursuant to Part VI of the Financial Services and Markets Act 2000;

London Stock Exchange	London Stock Exchange plc;

member	A member of the Company or, if the context so requires, a member of the Board or of any committee;

Official List	The Official List of the UKLA;

Operator	The Operator (as defined in the Uncertificated Securities Regulations) of the Uncertificated System;

Ordinary Shares	Ordinary shares of nine tenths of a US cent each in the Company;

paid or paid up	Paid up or credited as paid up;

Participating Security	A share or class of shares or a renounceable right of allotment of a share, title to which is permitted to be transferred by means of an Uncertificated System in accordance with the Uncertificated Securities Regulations;

Registered Office	The registered office of the Company;

Register of Members	(i) the register of members kept pursuant to the Acts; or (ii) at any time whilst the Company has Participating Securities, the Company’s issuer register of members (as defined in the Uncertificated Securities Regulations) or, in relation to any uncertificated shares, the Company’s Operator register of members (as defined in the Uncertificated Securities Regulations), both such registers being kept pursuant to the Uncertificated Securities Regulations; or (iii) as the case may be, any overseas branch register kept pursuant to these Articles and in accordance with the Acts and the Uncertificated Securities Regulations;

Seal	The common seal of the Company or any official or securities seal that the Company has or may have as permitted by the Acts;

Secretary	The secretary of the Company or any other person appointed to perform any of the duties of the secretary of the Company including a joint, temporary, assistant or deputy secretary;

share	A share in the capital of the Company;

System-Participant	A system-participant, as defined in the Uncertificated Securities Regulations;

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UKLA	The Financial Services Authority in its capacity as the United Kingdom Listing Authority;

uncertificated	In relation to a share, a share to which title is recorded in the Register of Members as being held in uncertificated form and title to which may be transferred by means of an Uncertificated System in accordance with the Uncertificated Securities Regulations;

Uncertificated Securities Regulations	The Uncertificated Securities Regulations 2001; and

Uncertificated System	The CREST system or any other applicable system which is a "relevant system" for the purpose of the Uncertificated Securities Regulations.

US$, US dollars, United States dollars	Lawful currency for the time being of the United States of America.

(B)	In these Articles:
	(i)	words or expressions which are not defined in paragraph (A) of this Article have the same meanings (where applicable) as in the Acts;

	(ii)	a reference to any statute or any statutory instrument or any provision of a statute or of a statutory instrument includes a reference to any modification or re-enactment of it for the time being in force and any order, regulation, instrument or other subordinate legislation made under such statute or statutory provision or under the statute under which such statutory instrument was made;

	(iii)	words in the singular include the plural and vice versa, words importing any gender include all genders and a reference to a "person" includes any individual, firm, partnership, unincorporated association, company, corporation or other body corporate;

	(iv)	references to "writing" or "written" include printing, typewriting, lithography, photography and any other modes of representing or reproducing words in a legible and non-transitory form and documents and information sent or supplied in electronic form or made available on a website are "in writing" for the purposes of these Articles;

	(v)	a reference to an Uncertificated System is a reference to the Uncertificated System in respect of which the particular share or class of shares or renounceable right of allotment of a share is a Participating Security;

	(vi)	where an ordinary resolution is expressed to be required for any purpose, a special or extraordinary resolution is also effective for such purpose and where an extraordinary resolution is required for any purpose, a special resolution is also effective for such purpose; and

	(vii)	headings do not affect the interpretation of any Article.

2.	Exclusion of Table A

The regulations contained in Table A as prescribed under the 1985 Act, or in any equivalent table prescribed under any former enactment, do not apply to the Company.

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CAPITAL

3.	Capital

The share capital of the Company is US$53,368,866.171 divided into 5,929,874,019 ordinary shares of US$0.009 each ("Ordinary Shares") and £50,000 divided into 50,000 deferred shares of £1 each ("Deferred Shares").

3A.	Deferred Shares

(A)	Income

The holder of a Deferred Share shall not be entitled to participate in the profits of the Company.

(B)	Capital

The holder of a Deferred Share shall not have any right to participate in any distribution of the Company's assets on a winding up or other distribution except that after the return of the nominal amount paid up on each share in the capital of the Company of any class other than the Deferred Shares and the distribution of a further US$1,000 in respect of each share there shall be distributed to a holder of a Deferred Share (for each Deferred Share held by him) an amount equal to the nominal value of the Deferred Share.

(C)	Voting and General Meetings

A holder of a Deferred Share shall not be entitled in respect of such holding to receive notice of any general meeting nor to attend, speak or vote at any general meeting.

(D)	Class Rights

The Company may from time to time create, allot and issue further shares, whether ranking pari passu with, in priority to or deferred to, or having more favourable rights in terms of income, capital, voting or otherwise, to the Deferred Shares, and such creation, allotment or issue shall be deemed not to involve a variation of the rights attaching to the Deferred Shares for any purpose. A reduction in or repayment of the share capital (whether or not issued or fully or partly paid up) of the Company or the other capital reserves of the Company shall not involve a variation of the rights attaching to the Deferred Shares, and the Company shall be entitled at any time to reduce or repay the whole or any part of its share capital (whether or not issued or fully or partly paid up) or its other capital reserves in accordance with the Acts without obtaining the consent of the holders of the Deferred Shares.

4.	Allotment

(A)	Subject to the Acts and these Articles, any unissued shares shall be at the disposal of the Board, who may offer, allot, grant options over or otherwise dispose of them to such persons and on such terms as it may decide (including, without limitation, terms relating to the renunciation of any allotment).

(B)	Subject to the Acts and without prejudice to any rights attached to any shares, any share may be issued with such rights or restrictions as the Company may by ordinary resolution determine (or, if the Company has not so determined, as the Board may determine).

(C)	Subject to the Acts, any share may be issued which is, or is to be liable, to be redeemed at the option of one or both of the Company or the holder, on such terms and in such manner as may be provided by these Articles.

(D)	The Company shall not be bound to register more than four persons as the joint holders of any share or shares.

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5.	Share warrants to bearer

(A)	Subject to the Acts, the Company may, with respect to any shares which are fully paid (as to the nominal value and any premium), issue a warrant (a "share warrant") stating that the bearer of the warrant is entitled to the shares specified in it. The Company may provide (by coupons or otherwise) for the payment of future dividends or other moneys on or in respect of the shares included in a share warrant. The shares specified in the share warrant may be transferred by the delivery of the share warrant. The provisions of these Articles as to transfer and transmission of shares shall not apply to share warrants.

(B)	The powers referred to in paragraph (A) of this Article may be exercised by the Board, which may determine and vary the terms on which a share warrant is to be issued, including (without limitation) terms on which:

(i) a new share warrant or coupon may be issued in the place of one damaged, defaced, worn out or lost (provided that no new share warrant shall be issued to replace one that has been lost unless the Board is satisfied beyond reasonable doubt that the original has been destroyed);

(ii) the bearer of the share warrant may be entitled to receive notice of and to attend, vote and demand a poll at general meetings and adjourned meetings;

(iii) dividends may be paid; and

(iv) any share warrant may be surrendered and the name of the holder entered in the Register of Members in respect of the shares specified in it.

(C)	The bearer of a share warrant shall be subject to the terms in force and applicable to such share warrant, whether made before or after its issue. Subject to any conditions for the time being in force relating to share warrants and as otherwise expressly provided in these Articles, the bearer of a share warrant may at any time deposit the share warrant at the Registered Office (or at such other place as the Board may from time to time appoint) and so long as the share warrant remains so deposited, the depositor shall have the same right of signing a requisition for calling a meeting of the Company, of giving notice of intention to submit a resolution to a meeting and of attending and voting, appointing a proxy and exercising the other privileges of a member at any meeting held after the expiration of forty-eight hours from the time of deposit and be entitled to be given any notices by the Company which are to be given, after the expiration of forty-eight hours from the time of such deposit, to holders of shares of that class, as if his name were inserted in the Register of Members as the holder of the shares included in the deposited share warrant, provided that in the case of a share warrant deposited elsewhere than at the Registered Office (or such other place as aforesaid), the depositor shall have obtained from the person with whom the same is deposited a certificate of such deposit in such form as the Board may require specifying (inter alia) the share warrant and the number of shares included therein, and shall have lodged the same at the Registered Office (or such other place as aforesaid) not less than forty-eight hours before the time appointed for the holding of the meeting at which the depositor desires to attend or to be represented. Not more than one person shall be recognised as a depositor of any share warrant. Every share warrant which shall have been so deposited as aforesaid shall remain so deposited until after the closing of the meeting at which the depositor desires to attend or to be represented.

(D)	Subject as otherwise expressly provided in these Articles or by the terms of issue of any shares or in any conditions for the time being in force relating to share warrants, no person shall, as bearer of a share warrant, be entitled to sign a requisition for calling a meeting of the Company or give notice of intention to submit a resolution to a meeting or attend or vote or give a proxy or exercise any other privilege of a member at a meeting of the Company, or be entitled to receive any notices from the Company, but the bearer of a share warrant shall be entitled in all other respects to the same privileges and advantages as if he were named in the Register of Members as the holder of the shares included in the share warrant, and he shall be deemed to be a member of the Company.

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6.	Commissions and brokerage

The Company may exercise all powers conferred by the Acts of paying commissions in relation to a subscription for shares or other allotment. Subject to the Acts, such commissions may be satisfied in cash or by the allotment of fully or partly paid shares or partly in one way and partly in the other. The Company may also pay such brokerage in relation to a subscription for shares as may be lawful.

7.	Trusts not recognised

Except as required by law, no person shall be recognised by the Company as holding any share on any trust and (except as otherwise provided by these Articles or by law) the Company shall not be bound by or recognise any interest in any share except an absolute right of the holder to share in its entirety (even if the Company has notice of such interest).

8.	Purchase of own shares

Subject to the Acts and to any rights attached to any shares, the Company may purchase, or enter into a contract under which it will or may purchase, any of its own shares of any class (including any redeemable shares) in any way. Any shares to be so purchased may be selected for purchase on any basis and in any manner whatsoever.

VARIATION OF CLASS RIGHTS

9.	Sanction

If the share capital of the Company is divided into shares of different classes, any of the rights attached to any class of shares (notwithstanding that the Company may be or be about to be in liquidation) may (unless the rights attached to the shares of the class otherwise provide) be varied or abrogated in any manner with the consent in writing of the holders of not less than three-quarters in nominal value of the issued shares of the class or with the sanction of an extraordinary resolution passed at a separate meeting of the holders of shares of the class duly convened and held in accordance with these Articles.

(B)	Subject to the terms of issue of or rights attached to any shares, the rights or privileges attached to any class of shares shall be deemed not to be varied or abrogated by:

	(i)	the creation or issue of any new shares ranking pari passu in all respects (save as to the date from which such new shares shall rank for dividend) with or subsequent to those already issued;

	(ii)	the reduction of the capital paid up on such shares or by the purchase or redemption by the Company of any of its own shares in accordance with the Acts and these Articles; or

	(iii)	the Board resolving that a class of shares is to become or is to cease to be, or the Operator permitting such class of shares to become or to cease to be, a Participating Security.

10.	Class meetings

(A)	The Board may call a separate general meeting of the holders of the shares of any class at any time and for any purpose as it thinks fit, regardless of whether section 125(6) of the 1985 Act applies to such meeting. Section 125(6) of the 1985 Act shall be deemed to apply (so far as applicable) to each such meeting for the purpose of these Articles. The provisions of these Articles as to general meetings shall also apply (so far as applicable) to each such meeting.

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(B)	A separate meeting for the holders of a class of shares shall be convened and conducted as nearly as possible in the same way as an extraordinary general meeting, except that:

	(i)	no member, other than a Director, shall be entitled to notice of it or to attend it unless he is a holder of shares of that class;

	(ii)	no vote may be given except in respect of a share of that class;

	(iii)	the quorum at the meeting other than an adjourned meeting shall be two persons holding or representing by proxy at least one-third in nominal value of the issued shares of that class and at an adjourned meeting the quorum shall be one person holding shares of that class or his proxy; and

	(iv)	a poll may be demanded by any member present in person or by proxy and entitled to vote at the meeting and on a poll each member shall have one vote for every share of that class of which he is the holder.

(C)	For the purpose of these Articles, a general meeting at which no holder of a share other than an ordinary share may, in his capacity as a member, attend or vote shall also constitute a separate general meeting of the holders of the ordinary shares.

ALTERATION OF SHARE CAPITAL

11.	Increase, consolidation, sub-division and cancellation

The Company may by ordinary resolution:

	(i)	increase its share capital by a sum to be divided into shares of amounts prescribed by the resolution;

	(ii)	consolidate and divide all or any of its share capital into shares of a larger amount than its existing shares;

	(iii)	subject to the Acts, sub-divide all or any of its shares into shares of a smaller amount; and

	(iv)	cancel shares which, at the date of the passing of the resolution, have not been taken or agreed to be taken by a person and diminish the amount of its share capital by the amount of the shares so cancelled, and may by the resolution decide that one or more of the shares resulting from any such division or sub-division may have any preference or other advantage as compared with the others or may be made subject to any restriction as compared with the others.

12.	Fractions

(A)	If, as the result of a consolidation and division or a sub-division of shares, fractions of shares become attributable to members, the Board may on behalf of the members deal with the fractions as it thinks fit, including (without limitation) in either of the ways prescribed in this Article below.

(B)	The Board may sell shares representing the fractions to any person (including, subject to the Acts, the Company) for the best price reasonably obtainable and distribute the net proceeds of sale in due proportion amongst the persons to whom such fractions are attributable (except that if the amount due to a person is less than $5.00, or such other sum as the Board may decide, the Company may retain such sum for its own benefit). To give effect to such sale the Board may:

(i) in the case of certificated shares, authorise a person to execute an instrument of transfer of shares to the purchaser or as the purchaser may direct; and

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(ii) in the case of uncertificated shares, exercise any power conferred on it by Article 16(I) (uncertificated shares) to effect a transfer of the shares.

(C)	The purchaser will not be bound to see to the application of the purchase monies in respect of any such sale. The title of the transferee to the shares will not be affected by any irregularity in or invalidity of the proceedings connected with the sale or transfer. Any instrument or exercise referred to at paragraph (B) of this Article shall be effective as if it had been executed or exercised by the holder of the shares to which it relates.

(D)	In relation to the fractions the Board may issue, subject to the Acts, to a member credited as fully paid by way of capitalisation the minimum number of shares required to round up his holding of shares to a number which, following a consolidation and division or a sub-division, leaves a whole number of shares (such issue being deemed to have been effected immediately before the consolidation or the sub-division, as the case may be). The amount required to pay up those shares may be capitalised as the Board thinks fit out of amounts standing to the credit of any reserve or fund of the Company (including any share premium account, capital redemption reserve and profit and loss account), whether or not available for distribution, and applied in paying up in full the appropriate number of shares. A resolution of the Board capitalising part of any such reserve or fund will have the same effect as if the capitalisation had been made with the sanction of an ordinary resolution of the Company pursuant to Article 132 (capitalisation of profits and reserves). In relation to the capitalisation the Board may, without the sanction of an ordinary resolution of the Company, exercise all the powers conferred on it by Article 132.

13.	Reduction of share capital

Subject to the Acts and to any rights attached to any shares, the Company may by special resolution reduce its share capital or any capital redemption reserve, share premium account or other undistributable reserve in any way.

CERTIFICATED SHARES

14.	Right to certificates

(A)	Subject to the Acts and these Articles and, if applicable, the requirements of the Listing Rules and the London Stock Exchange, every person (except any person in respect of whom the Company is not required by the Acts to complete and have ready for delivery a share certificate), upon becoming the holder of a certificated share is entitled, without charge, to one certificate for all the certificated shares of a class registered in his name or, in the case of certificated shares of more than one class being registered in his name, to a separate certificate for each class of shares, unless the terms of issue of the shares provide otherwise.

(B)	Where a member (other than a person in respect of whom the Company is not required by the Acts to complete and have ready for delivery a share certificate) transfers part of his shares comprised in a certificate he shall be entitled, without charge, to one certificate for the balance of certificated shares retained by him.

(C)	The Company is not bound to issue more than one certificate for certificated shares held jointly by two or more persons. Delivery of a certificate to one joint holder shall be sufficient delivery to all joint holders.

(D)	Any certificate to which a person is entitled shall be delivered (i) in the case of issue within one month after allotment (or such longer period as the terms of issue shall provide) or (ii) in the case of a transfer of shares which are fully paid (as to nominal value and any premium) within five business days, or, where applicable, such other period as is from time to time permitted by the Listing Rules or the rules of the London Stock Exchange, after the lodgement with the Company of the relevant instrument of transfer of the shares, and (iii) in the case of a transfer of partly paid shares, within two months after the lodgement with the Company of the relevant instrument of transfer.

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(E)	A certificate shall specify the number and class and the distinguishing numbers (if any) of the shares in respect of which it is issued and the amount paid up on the shares. It shall be issued under the Seal, which may be affixed to or printed on it, or in such other manner as the Board may approve, having regard to the terms of issue and, where applicable, the requirements of the Listing Rules and the rules of the London Stock Exchange.

15.	Replacement certificates

If any certificate is worn-out, defaced, lost or destroyed, the Company may cancel it and issue a replacement certificate, subject to such terms as the Board may decide as to evidence and indemnity (with or without security) and to payment of any exceptional out-of-pocket expenses of the Company in investigating such evidence and preparing such indemnity or such security, but otherwise free of charge, and (if the certificate is worn-out or defaced) on delivery up of the old certificate.

UNCERTIFICATED SHARES

16.	Uncertificated shares

(A)	The Board may resolve that a class of shares is to become, or is to cease to be, a Participating Security.

(B)	Shares of a class shall not be treated as forming a separate class from other shares of the same class as a consequence of such shares being held in certificated or uncertificated form or of any provision in these Articles or the Uncertificated Securities Regulations applying only to certificated shares or to uncertificated shares.

(C)	Any share of a class which is a Participating Security may be changed from an uncertificated share to a certificated share and from a certificated share to an uncertificated share in accordance with the Uncertificated Securities Regulations.

(D)	These Articles apply to uncertificated shares of a class which is a Participating Security only to the extent that these Articles are consistent with the holding of such shares in uncertificated form, with the transfer of title to such shares by means of the Uncertificated System and with the Uncertificated Securities Regulations.

(E)	Any instruction given by means of an Uncertificated System as referred to in these Articles shall be a dematerialised instruction given in accordance with the Uncertificated Securities Regulations, the facilities and requirements of the Uncertificated System and the Operator’s rules and practices.

(F)	For any purpose under these Articles, the Company may treat a member’s holding of uncertificated shares and of certificated shares of the same class as if they were separate holdings, unless the Board otherwise decides.

(G)	Where the Company is entitled under the Acts, the Operator’s rules and practices, these Articles or otherwise to dispose of, forfeit, enforce a lien over or sell or otherwise procure the sale of any shares of a class which is a Participating Security which are held in uncertificated form, the Board may take such steps (subject to the Uncertificated Securities Regulations and to such rules and practices) as may be required or appropriate, by instruction by means of the Uncertificated System or otherwise, to effect such disposal, forfeiture, enforcement or sale including by (without limitation):

(i) requesting or requiring the deletion of any computer-based entries in the Uncertificated System relating to the holding of such shares in uncertificated form;

(ii) altering such computer-based entries so as to divest the holder of such shares of the power to transfer such shares other than to a person selected or approved by the Company for the purpose of such transfer;

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	(iii)	requiring any holder of such shares, by notice in writing to him, to change his holding of such uncertificated shares into certificated form within any specified period;

	(iv)	requiring any holder of such shares to take such steps as may be necessary to sell or transfer such shares as directed by the Company;

	(v)	otherwise rectify or change the Register of Members in respect of any such shares in such manner as the Board considers appropriate (including, without limitation, by entering the name of a transferee into the Register of Members as the next holder of such shares); and/or

	(vi)	appointing any person to take any steps in the name of any holder of such shares as may be required to change such shares from uncertificated form to certificated form and/or to effect the transfer of such shares (and such steps shall be effective as if they had been taken by such holder).

LIEN ON SHARES

17.	Company’s lien on shares not fully paid

(A)	The Company has a first and paramount lien on each issued share (not being a share which is fully paid up as to nominal value and any premium) for all amounts payable to the Company (whether actually or contingently and whether presently payable or not) in respect of such share.

(B)	The lien applies to all dividends on any such share and to all amounts payable by the Company in respect of such share. It also applies notwithstanding that:

(i) the Company may have notice of any equitable or other interest of any person in any such share; or

(ii) any such amounts payable may be the joint debts and liabilities of both the holder of the share and one or more other persons.

(C)	The Board may resolve that any share be exempt wholly or in part from this Article.

18.	Enforcement of lien by sale

(A)	For the purpose of enforcing the Company’s lien on any shares, the Board may sell them in such manner as it decides if an amount in respect of which the lien exists is presently payable and is not paid within fourteen clear days following the giving of a notice to the holder (or any person entitled by transmission to the shares) demanding payment of the amount due within such fourteen clear day period and stating that if the notice is not complied with the shares may be sold.

(B)	To give effect to such sale the Board may:

(i) in the case of certificated shares, authorise a person to execute an instrument of transfer of shares in the name and on behalf of the holder of, or the person entitled by transmission to, them to the purchaser or as the purchaser may direct; and

(ii) in the case of uncertificated shares, exercise any power conferred on it by Article 16(I) (uncertificated shares) to effect a transfer of the shares.

(C)	The purchaser will not be bound to see to the application of the purchase monies in respect of any such sale. The title of the transferee to the shares will not be affected by any irregularity in or invalidity of the proceedings connected with the sale or transfer. Any instrument or exercise referred to at paragraph (B) of this Article shall be effective as if it had been executed or exercised by the holder of, or the person entitled by transmission to, the shares to which it relates.

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19.	Application of sale proceeds

The net proceeds of any sale of shares subject to the Company’s lien under these Articles (after payment of the costs and expenses of sale) shall be applied in or towards satisfaction of the amount then due to the Company in respect of the shares. Any balance shall be paid to the original holder of, or the person entitled (but for such sale) by transmission to, the shares on (in the case of certificated shares) surrender to the Company for cancellation of the certificate for such shares and (in all cases) subject to the Company having a lien on such balance on the same basis as applied to such shares for any amount not presently payable as existed on such shares before the sale.

CALLS

20.	Calls

(A)	Subject to the terms on which shares are allotted, the Board may make calls on the members (and any persons entitled by transmission) in respect of any amounts unpaid on their shares (whether in respect of nominal value or premium) and not payable on a date fixed by or in accordance with the allotment terms. Each such member or other person shall pay to the Company the amount called, subject to receiving at least fourteen clear days’ notice specifying when and where the payment is to be made, as required by such notice.

(B)	A call may be made payable by instalments. A call shall be deemed to have been made when the resolution of the Board authorising it is passed. A call may, before the Company’s receipt of any amount due under it, be revoked or postponed in whole or in part as the Board may decide. A person upon whom a call is made will remain liable for calls made on him notwithstanding the subsequent transfer of the shares in respect of which the call was made.

21.	Liability of joint holders

The joint holders of a share shall be jointly and severally liable to pay all calls in respect of it.

22.	Interest

If the whole of the sum payable in respect of any call is not paid by the day it becomes due and payable, the person from whom it is due shall pay all costs, charges and expenses that the Company may have incurred by reason of such non-payment, together with interest on the unpaid amount, from the day it became due and payable until it is paid, at the rate fixed by the terms of the allotment of the share or in the notice of the call or, if no rate is fixed, at such rate, not exceeding ten per cent. per annum (compounded on a six monthly basis), as the Board shall determine. The Board may waive payment of such costs, charges, expenses or interest in whole or in part.

23.	Differentiation

Subject to the allotment terms, the Board may make arrangements on or before the issue of shares to differentiate between the holders of shares in the amounts and times of payment of calls on their shares.

24.	Payment in advance of calls

(A)	The Board may receive from any member (or any person entitled by transmission) all or any part of the amount uncalled and unpaid (whether as to nominal value or any premium) on the shares held by him (or to which he is entitled). The liability of each such member or other person on the shares to which such payment relates shall be reduced by such amount. The Company may pay interest on such amount from the time of receipt until the time when such amount would, but for such advance, have become due and payable at such rate not exceeding ten per cent. per annum (compounded on a six monthly basis) as the Board may decide.

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(B)	No sum paid up on a share in advance of a call shall entitle the holder to any portion of a dividend subsequently declared or paid in respect of any period prior to the date on which such sum would, but for such payment, become due and payable.

25.	Restrictions if calls unpaid

Unless the Board decides otherwise, no member shall be entitled to receive any dividend or to be present or vote at any meeting, or adjourned meeting, or to exercise any right or privilege as a member until he has paid all calls due and payable on every share held by him, whether alone or jointly with any other person, together with interest and expenses (if any) to the Company.

26.	Sums due on allotment treated as calls

Any sum payable in respect of a share on allotment or at any fixed date, whether in respect of the nominal value of the share or by way of premium or as an instalment of a call, shall be deemed to be a call. If such sum is not paid, these Articles shall apply as if it had become due and payable by virtue of a call.

FORFEITURE
27.	Forfeiture after notice of unpaid call

(A)	If a call or an instalment of a call remains unpaid after it has become due and payable, the Board may give to the person from whom it is due not less than fourteen clear days’ notice requiring payment of the amount unpaid together with any interest which may have accrued and any costs, charges and expenses that the Company may have incurred by reason of such non-payment. The notice shall state the place where payment is to be made and that, if the notice is not complied with, the shares in respect of which the call was made will be liable to be forfeited. If the notice is not complied with, any shares in respect of which it was given may, before the payment required by the notice has been made, be forfeited by a resolution of the Board. The forfeiture will include all dividends and other amounts payable in respect of the forfeited shares which have not been paid before the forfeiture.

(B)	The Board may accept the surrender of a share which is liable to be forfeited in accordance with these Articles. All provisions in these Articles which apply to the forfeiture of a share also apply to the surrender of a share.

28.	Notice after forfeiture

When a share has been forfeited, the Company shall give notice of the forfeiture to the person who was before forfeiture the holder of the share or the person entitled by transmission to the share. An entry that such notice has been given and of the fact and date of forfeiture shall be made in the Register of Members. No forfeiture will be invalidated by any omission to give such notice or make such entry.

29.	Consequences of forfeiture

(A)	A share shall, on its forfeiture, become the property of the Company.

(B)	All interest in and all claims and demands against the Company in respect of a share and all other rights and liabilities incidental to the share as between its holder and the Company shall, on its forfeiture, be extinguished and terminate except as otherwise stated in these Articles or, in the case of past members, as provided by the Acts.

(C)	The holder of a share (or the person entitled to it by transmission) which is forfeited shall:

(i)	on its forfeiture cease to be a member (or a person entitled) in respect of it;

(ii)	if the share was a certificated share, surrender to the Company for cancellation the certificate for the share;

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(iii) remain liable to pay to the Company all monies payable in respect of the share at the time of forfeiture, with interest from such time of forfeiture until the time of payment, in the same manner in all respects as if the share had not been forfeited; and

(iv) remain liable to satisfy all (if any) claims and demands which the Company might have enforced in respect of the share at the time of forfeiture without any deduction or allowance for the value of the share at the time of forfeiture or for any consideration received on its disposal.

30.	Disposal of forfeited share

(A)	Subject to the Acts, a forfeited share may, within the period of three years from the forfeiture, be sold, re-allotted or otherwise disposed of, on such terms and in such manner as the Board may decide, either to the person who was before the forfeiture the holder or to any other person. If within such period of three years the share has not been sold, re-allotted or otherwise disposed of, the Board shall at the end of such period of three years cancel the share and shall diminish the amount of the authorised and issued share capital of the share so cancelled. Where for the purpose of its disposal a forfeited share is to be transferred to any transferee, the Board may:

(i) in the case of certificated shares, authorise a person to execute an instrument of transfer of shares in the name and on behalf of their holder to the purchaser or as the purchaser may direct; and

(ii) in the case of uncertificated shares, exercise any power conferred on it by Article 16(I) (uncertificated shares) to effect a transfer of the shares.

(B)	The purchaser will not be bound to see to the application of the purchase monies in respect of any such sale. The title of the transferee to the shares will not be affected by any irregularity in or invalidity of the proceedings connected with the sale or transfer. Any instrument or exercise referred to at paragraph (A) of this Article shall be effective as if it had been executed or exercised by the holder of, or the person entitled by transmission to, the shares to which it relates.

31.	Proof of forfeiture

A statutory declaration by a Director or the Secretary that a share has been forfeited on a specified date shall be conclusive evidence of the facts stated in it against all persons claiming to be entitled to the share. The declaration shall (subject to the execution of any necessary instrument of transfer) constitute good title to the share. The person to whom the share is disposed of shall not be bound to see to the application of the consideration (if any) given for it on such disposal. His title to the share will not be affected by any irregularity in, or invalidity of, the proceedings connected with the forfeiture or disposal.

UNTRACED MEMBERS

32.	Sale of shares

(A)	The Company may sell at the best price reasonably obtainable any share of a member, or any share to which a person is entitled by transmission, if:

(i) during the period of twelve years prior to the date of the publication of the advertisements referred to in this paragraph (A) (or, if published on different dates, the earlier or earliest of them):

(a)	no cheque, warrant or money order in respect of such share sent by or on behalf of the Company through the post in a pre-paid envelope addressed to the member or to the person entitled by transmission to the share, at his address in the Register of Members or other address last known to the Company, has been cashed; and

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(b) no cash dividend payable on the shares has been satisfied by the transfer of funds to a bank account of the member (or person entitled by transmission to the share) or by transfer of funds by means of the Uncertificated System, and the Company has received no communication (whether in writing or otherwise) in respect of such share from such member or person, provided that during such twelve year period the Company has paid at least three cash dividends (whether interim or final) in respect of shares of the class in question and no such dividend has been claimed by the person entitled to such share;

	(ii)	on or after the expiry of such twelve year period the Company has given notice of its intention to sell such share by advertisements in a national newspaper published in England and in a newspaper circulating in the area in which the address in the Register of Members or other last known address of the member or the person entitled by transmission to the share or the address for the service of notices on such member or person notified to the Company in accordance with these Articles is located;

	(iii)	such advertisements, if not published on the same day, are published within thirty days of each other;

	(iv)	during a further period of three months following the date of publication of such advertisements (or, if published on different dates, the date on which the requirements of this paragraph (A) concerning the publication of newspaper advertisements are met) and prior to the sale the Company has not received any communication (whether in writing or otherwise) in respect of such share from the member or person entitled by transmission; and

	(v)	the Company has informed the UKLA of its intention to make such sale, if shares of the class concerned are listed on the Official List of the UKLA.

(B)	If during such twelve year period, or during any subsequent period ending on the date when all the requirements of paragraph (A) of this Article have been met in respect of any shares, any additional shares have been issued in respect of those held at the beginning of, or previously so issued during, any such subsequent period and all the requirements of paragraph (A) of this Article have been satisfied with regard to such additional shares, the Company may also sell the additional shares.

(C)	To give effect to a sale pursuant to paragraph (A) or paragraph (B) of this Article, the Board may:

	(i)	in the case of certificated shares, authorise a person to execute an instrument of transfer of shares in the name and on behalf of the holder of, or the person entitled by transmission to, them to the purchaser or as the purchaser may direct; and

	(ii)	in the case of uncertificated shares, exercise any power conferred on it by Article 16(I) (uncertificated shares) to effect a transfer of the shares.

(D)	The purchaser will not be bound to see to the application of the purchase monies in respect of any such sale. The title of the transferee to the shares will not be affected by any irregularity in or invalidity of the proceedings connected with the sale or transfer. Any instrument or exercise referred to at paragraph (C) of this Article shall be effective as if it had been executed or exercised by the holder of, or the person entitled by transmission to, the shares to which it relates.

33.	Application of sale proceeds

The Company shall account to the member or other person entitled to such share for the net proceeds of such sale by carrying all monies in respect of the sale to a separate account. The Company shall be deemed to be a debtor to, and not a trustee for, such member or other person in respect of such monies. Monies carried to such separate account may either be employed in the business of the Company or invested as the Board may think fit. No interest shall be payable to such member or other person in respect of such monies and the Company shall not be required to account for any money earned on them.

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TRANSFER OF SHARES

34.	Form of transfer

(A)	Subject to these Articles, a member may transfer all or any of his shares:

	(i)	in the case of certificated shares, by an instrument of transfer in writing in any usual form or in another form approved by the Board, which must be executed by or on behalf of the transferor and (in the case of a transfer of a share which is not fully paid) by or on behalf of the transferee; or

	(ii)	in the case of uncertificated shares, in accordance with the Uncertificated Securities Regulations~~.~~; or

	(iii)	in the case of an instrument of transfer expressed to be a transfer of shares denominated in sterling and bearing a date which is on or before 5 February 2007, such transfer shall be a transfer of the same number of Ordinary Shares as is specified in such transfer.

(B)	The transferor shall remain the holder of the share transferred until the name of the transferee is entered in the Register of Members in respect of it.

35.	Registration of a certificated share transfer

(A)	Subject to these Articles, the Board may, in its absolute discretion and without giving a reason, refuse to register the transfer of a certificated share or the renunciation of a renounceable letter of allotment unless it is:

	(i)	in respect of a share which is fully paid up as to the nominal value and any premium;

	(ii)	in respect of a share on which the Company has no lien;

	(iii)	in respect of only one class of shares;

	(iv)	in favour of a single transferee or renouncee or not more than four joint transferees or renouncees;

	(v)	duly stamped (if required); and

	(vi)	delivered for registration to the Registered Office or such other place as the Board may decide, accompanied by the certificate for the shares to which it relates (except in the case of a transfer of a share, for which a certificate has not been issued, by a person in respect of whom the Company is not required by the Acts to complete and have ready for delivery a share certificate, and except in the case of a renunciation) and any other evidence as the Board may reasonably require to prove the title to such share of the transferor or person renouncing and the due execution by him of the transfer or renunciation or, if the transfer or renunciation is executed by some other person on his behalf, the authority of such person to do so, provided that the Board shall not refuse to register any transfer or renunciation of any certificated shares listed on the Official List of the UKLA on the ground that they are partly paid in circumstances where such refusal would prevent dealings in such shares from taking place on an open and proper basis.

(B)	If the Board refuses to register a transfer or renunciation pursuant to this Article, it shall, within two months after the date on which the transfer or renunciation was delivered to the Company, send notice of the refusal to the transferee or renouncee. An instrument of transfer or renunciation which the Board refuses to register shall (except in the case of suspected fraud) be returned to the person delivering it. All instruments of transfer which are registered may be retained by the Company.

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36.	Registration of an uncertificated share transfer

(A)	The transfer of title to any uncertificated share or the renunciation or transfer of any renounceable right of allotment of a share which is a Participating Security held in uncertificated form shall only be registered in accordance with the Uncertificated Securities Regulations. No such transfer or renunciation which is in favour of more than four persons jointly shall be registered unless the Board otherwise resolves.

(B)	If any such transfer or renunciation is not registered pursuant to the Uncertificated Securities Regulations or these Articles the Company shall, within two months after the date on which the instruction relating to such transfer or renunciation was received by the Company, send notice of the refusal to the transferee or renouncee.

37.	Renunciation of allotments

The Board may, at its discretion, recognise and give effect to a renunciation of the allotment of any share by the allottee in favour of some other person.

38.	No fee on registration

No fee shall be charged for the registration of a transfer of a share or the renunciation of a renounceable letter of allotment or other document relating to or affecting the title to any share.

39.	Closing of Register of Members

The registration of transfers of shares or of any class of shares may be suspended at such times and for such periods, not exceeding thirty days in any year, as the Board may decide (subject to the Uncertificated Securities Regulations in the case of any shares of a class which is a Participating Security).

TRANSMISSION OF SHARES

40.	On death

If a member dies, the survivors or survivor where he was a joint holder, or his personal representatives where he was the sole or only surviving holder, shall be the only persons recognised by the Company as having any title to his shares. Nothing in these Articles shall release the estate of a deceased holder from any liability in respect of a share which has been held by him solely or jointly.

41.	Election of person entitled by transmission

(A)	A person becoming entitled to a share in consequence of the death or bankruptcy of a member, or of any other event giving rise to a transmission of such entitlement by operation of law, may, on such evidence as to his title being produced as the Board may require, elect either to become registered as the holder of such share or to have some person nominated by him so registered. If he elects to be registered himself, he shall give notice to the Company to that effect. If he elects to have some other person registered, he shall:

(i) in the case of a certificated share, execute an instrument of transfer of such share to such person; and

(ii) in the case of an uncertificated share, either:

(a) procure that all appropriate instructions are given by means of the Uncertificated System to effect the transfer of such share to such person; or

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(b) change the uncertificated share to certificated form and then execute an instrument of transfer of such share to such person.

(B)	All the provisions of these Articles relating to the transfer of shares shall apply to the notice or instrument of transfer or instructions (as the case may be) referred to at paragraph (A) of this Article as if the notice were an instrument of transfer and as if the instrument of transfer were executed, or the instructions were given, by the member and the event giving rise to the transmission had not occurred.

(C)	The Board may give notice requiring a person to make the election referred to in paragraph (A) of this Article. If such notice is not complied with within sixty days, the Board may withhold payment of all dividends and other amounts payable in respect of the share until the election has been made.

42.	Rights on transmission

A person becoming entitled by transmission to a share shall have the rights to which he would be entitled if he were the holder of the share, except that he shall not, before being registered as its holder, be entitled in respect of it to receive notice of, or to attend or vote at, any general meeting, any separate meeting of the holders of any class of shares or any adjourned meeting.

GENERAL MEETINGS

43.	Annual and extraordinary general meetings

(A)	The Company shall hold annual general meetings, which shall be convened by the Board, in accordance with the Acts.

(B)	All general meetings other than annual general meetings shall be called extraordinary general meetings.

44.	Convening of extraordinary general meetings

The Board may convene an extraordinary general meeting whenever it thinks fit. An extraordinary general meeting shall also be convened on such requisition, or in default may be convened by such requisitionists, as provided by the Acts and no business shall be transacted at such meeting except that stated by the requisition or proposed by the Board. If there are not within the United Kingdom sufficient Directors to convene a general meeting, any Director may convene a general meeting.

45.	Notice of general meetings

(A)	An annual general meeting, and an extraordinary general meeting convened for the passing of a special resolution, shall be convened by not less than twenty one clear days’ notice. All other extraordinary general meetings shall be convened by not less than fourteen clear days’ notice.

(B)	Subject to the Acts and notwithstanding that it is convened by shorter notice than that specified in paragraph (A) of this Article, a general meeting shall be deemed to have been duly convened if it is so agreed:

(i) in the case of an annual general meeting, by all the members entitled to attend and vote at the meeting; and

(ii) in the case of any other meeting, by a majority in number of the members having a right to attend and vote at the meeting, being a majority together holding not less than 95 per cent. in nominal value of the shares giving that right.

(C)	The notice of meeting shall specify:

(i) whether the meeting is an annual general meeting or an extraordinary general meeting;

(ii) the place, the day and the time of the meeting;

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(iii) subject to the requirements (where applicable) of the Listing Rules and the rules of the London Stock Exchange, the general nature of the business to be transacted;

(iv) if the meeting is convened to consider a special or extraordinary resolution, the intention to propose the resolution as such; and

(v) with reasonable prominence, that a member entitled to attend and vote is entitled to appoint one or more proxies to attend and, on a poll, vote instead of him and that a proxy need not also be a member.

(D)	Where the Company has given an electronic address in any notice of meeting, any document or information relating to proceedings at the meeting may be sent by electronic means to that address, subject to any conditions or limitations specified in the relevant notice of meeting.

(E)	The notice of meeting:

(i) shall be given to the members (other than a member who, under these Articles or any restrictions imposed on any shares, is not entitled to receive notice from the Company), to the Directors and to the Auditors; and

(ii) may specify a time by which a person must be entered on the Register of Members in order for such person to have the right to attend or vote at the meeting (subject to the Uncertificated Securities Regulations, if the Company is then a participating issuer for the purpose of the Uncertificated Securities Regulations).

(F)	The accidental omission to send or give a notice of meeting to or the failure to give notice due to circumstances beyond the Company's control to, or the non-receipt of notice of a meeting by, any person entitled to receive such notice shall not invalidate the proceedings at that meeting.

46.	Quorum for general meeting

No business shall be transacted at a general meeting unless a quorum is present. Two persons entitled to vote on the business to be transacted, each being a member or a proxy for a member or a duly authorised representative of a corporation which is a member, shall be a quorum. The absence of a quorum will not prevent the appointment of a chairman of the meeting. Such appointment shall not be treated as being part of the business of the meeting.

47.	Procedure if quorum not present

(A)	If within five minutes (or such longer time not exceeding one hour as the chairman of the meeting may decide to wait) after the time appointed for the holding of the meeting a quorum is not present, or if during the meeting a quorum ceases to be present, the meeting:

(i) if convened on the requisition of members, shall be dissolved; and

(ii) in any other case shall stand adjourned to the same day in the next week or to such other day and at such other time and place as the chairman (or, in default, the Board) may decide.

(B)	If at such adjourned meeting a quorum is not present within five minutes after the time appointed for holding it one person entitled to vote on the business to be transacted, being a member or a proxy for a member or a duly authorised representative of a corporation which is a member, shall be a quorum.

48.	Chairman of general meeting

The chairman (if any) of the Board or, in his absence, the deputy chairman (if any) shall preside as chairman at a general meeting. If there is no chairman or deputy chairman, or if at a meeting neither is present within five minutes after the time appointed for the start of the meeting, or neither is willing to act, the Directors present shall select one of their number to be chairman of the meeting. If only one Director is present and willing to act, he shall be chairman of the meeting. In default, the members present in person and entitled to vote shall choose one of their number to be chairman of the meeting.

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49.	Rights of Directors and others to attend meetings

A Director (and any other person invited by the chairman of the meeting to do so) shall be entitled to attend and speak at a general meeting, at a separate meeting of the holders of any class of shares and at an adjourned meeting, whether or not he is a member.

50.	Accommodation of members at meeting

If it appears to the chairman of the meeting that the meeting place specified in the notice convening the meeting, or appointed for the holding of an adjourned meeting, is inadequate to accommodate all members, proxies and representatives of corporations which are members who are entitled and wish to attend, the meeting will be duly constituted and its proceedings valid if the chairman is satisfied that adequate facilities are available to ensure that all such persons who are unable to be accommodated are able (whether at the meeting place or elsewhere):

(i) to participate in the business for which the meeting has been convened;

(ii) to hear and see all persons present who speak (whether by the use of microphones, loud-speakers, audio-visual communications equipment or otherwise); and

(iii) to be heard and seen by all other persons present in the same way.

51.	Security

In addition to any measures which the Board may be required to take due to the location or venue of the meeting, or adjourned meeting, the Board may make any arrangement and impose any restriction it considers appropriate and reasonable in the circumstances to ensure the security of a meeting including, without limitation, the searching of any person attending the meeting and the imposing of restrictions on the items of personal property that may be taken into the meeting place. The Board may refuse entry to, or eject from, a meeting a person who refuses to comply with any such arrangements or restrictions.

52.	Power to adjourn

(A)	The chairman of the meeting may, with the consent of any meeting at which a quorum is present, and shall, if so directed by the meeting, adjourn the meeting from time to time (or indefinitely) and from place to place.

(B)	Without prejudice to any other power of adjournment which the chairman of the meeting may have under these Articles, at common law or otherwise, the chairman may, without the consent of the meeting, adjourn the meeting from time to time (or indefinitely) and from place to place if he decides that it is necessary or appropriate to do so in order to:

(i) secure the proper and orderly conduct of the meeting; or

(ii) give all persons entitled to do so an opportunity of attending the meeting; or

(iii) give all persons entitled to do so a reasonable opportunity of speaking and voting at the meeting; or

(iv) ensure that the business of the meeting is properly concluded or disposed of, including (without limitation) for the purpose of determining the result of a poll.

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53.	Notice of adjourned meeting

Whenever a meeting is adjourned for thirty days or more or indefinitely, at least seven clear days’ notice, specifying the place, the day and time of the adjourned meeting and the general nature of the business to be transacted, shall be given in the same manner as in the case of an original meeting. Except in these circumstances, no member shall be entitled to any notice of an adjournment or of the business to be transacted at any adjourned meeting.

54.	Business of adjourned meeting

No business shall be transacted at any adjourned meeting other than the business which might properly have been transacted at the meeting from which the adjournment took place.

VOTING

55.	Voting at a general meeting

(A)	At a general meeting, or an adjourned meeting, a resolution put to the vote of the meeting shall be decided on a show of hands unless before, or on the declaration of the result of, the show of hands a poll is demanded by:

(i) the chairman of the meeting; or

(ii) at least three members having the right to vote at the meeting; or

(iii) a member or members representing not less than one-tenth of the total voting rights of all the members having the right to vote at the meeting; or

(iv) a member or members holding shares conferring a right to vote on the resolution, being shares on which an aggregate sum has been paid up equal to not less than one-tenth of the total sum paid up on all the shares conferring that right.

(B)	Unless a poll is so demanded and the demand is not withdrawn, a declaration by the chairman of the meeting that a resolution has been carried, or carried unanimously, or by a particular majority, or lost, or not carried by a particular majority, and an entry to that effect in the minutes of the meeting, shall be conclusive evidence of that fact without proof of the number or proportion of the votes recorded in favour of or against such resolution.

(C)	A demand for a poll may be withdrawn before the poll is taken, but only with the consent of the chairman of the meeting. A demand so withdrawn shall not be taken to have invalidated the result of a show of hands declared before the demand was made. If a poll is demanded before the declaration of the result of a show of hands and the demand is duly withdrawn, the meeting shall continue as if the demand had not been made.

56.	Poll procedure

(A)	No poll shall be demanded on the election of a chairman of a meeting or (except by, or with the consent of, the chairman of the meeting) on any question of adjournment. A poll duly demanded on a question of adjournment shall be taken forthwith and a poll on any other matter shall be taken either forthwith or at such time and place, not being more than thirty days from the date of the meeting or adjourned meeting at which the poll was demanded, as the chairman shall direct. The chairman may direct the manner in which a poll shall be taken and may appoint scrutineers, who need not be members. No notice need be given of a poll not taken immediately if the time and place at which it is to be taken are announced at the meeting at which it is demanded. In any other case at least seven clear days’ notice shall be given specifying the time and place at which the poll is to be taken. The result of the poll shall be deemed to be the resolution of the meeting, or adjourned meeting, at which the poll was demanded.

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(B)	The demand for a poll, except on a question of adjournment, shall not prevent the continuance of the meeting, or adjourned meeting, for the transaction of any business other than the question on which a poll has been demanded.

(C)	On a poll votes may be given in person or by proxy. A member entitled to more than one vote need not, if he votes, use all his votes or cast all the votes he uses in the same way.

57.	Votes of members

(A)	Subject to any rights or restrictions attaching to any shares:

(i) on a show of hands every member who is entitled to vote on the relevant matter and who (being an individual) is present by proxy or in person or (being a corporation) is present by proxy or by a duly authorised representative who is not himself a member entitled to vote shall have one vote; and

(ii) on a poll every member who is entitled to vote on the relevant matter shall have one vote for every share of which he is the holder.

(B)	On a show of hands, where a person is entitled to vote in more than one capacity, that person is entitled only to one vote.

(C)	In the case of joint holders, the vote of the senior who tenders a vote shall be accepted to the exclusion of the votes of the other joint holders. Seniority shall be determined by the order in which the names of the holders stand in the Register of Members in respect of the joint holding.

(D)	In the case of a member in respect of whom an order has been made by any court or official having jurisdiction (whether in the United Kingdom or elsewhere) in matters concerning mental disorder or incapacity votes may be cast, on a show of hands or on a poll, by his guardian or other person duly authorised to act on his behalf and who may vote on a poll by proxy. Evidence to the satisfaction of the Board of the authority of the person claiming the right to vote shall be deposited at the Registered Office, or at such other place as is specified in accordance with these Articles for the deposit of instruments of proxy, not less than 48 hours before the time appointed for holding the meeting or adjourned meeting at which the right to vote is to be exercised, and in default the right to vote shall not be exercisable.

58.	Chairman’s casting vote

In the case of an equality of votes, either on a show of hands or on a poll, the chairman of the meeting shall be entitled to a further or casting vote in addition to any other vote he may have or be entitled to exercise.

59.	Voting restrictions on an outstanding call

Unless the Board decides otherwise, no member shall be entitled to be present or vote at any meeting either personally or by proxy until he has paid all calls due and payable on every share held by him whether alone or jointly with any other person, together with interest and expenses (if any) to the Company.

60.	Proxy appointment

(A)	Subject to Article 60(B) below, the appointment of a proxy shall be in writing and in any usual form or in any other form which the Board may approve and shall be executed by or on behalf of the appointor which in the case of a corporation may be either under its common seal (or in any other manner permitted by law and having the same effect as if executed under seal) or under the hand of a duly authorised officer, attorney or other person. A member may appoint more than one proxy to attend on the same occasion, but only one proxy may be appointed in respect of any one share. The appointment of a proxy shall not preclude a member from attending and voting at the meeting or at any adjournment of it. A form of proxy shall, unless it provides to the contrary, be valid for any adjournment of the meeting to which it relates.

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(B)	The directors may allow the appointment of a proxy to be sent or supplied in electronic form subject to any conditions or limitations as the directors may specify, and where the Company has given an electronic address in any instrument of proxy or invitation to appoint a proxy, any document or information relating to proxies for the meeting (including any document necessary to show the validity of, or otherwise relating to, the appointment of a proxy, or notice of the termination of the authority of a proxy) may be sent by electronic means to that address, subject to any conditions or limitations specified in the relevant notice of meeting.

(C)	The appointment of a proxy and any authority under which the instrument is executed or a copy of the authority certified notarially or in some other way approved by the Board) may:

(i) in the case of an instrument in hard copy form be deposited at the Registered Office or at such other place in the United Kingdom as is specified in the notice convening the meeting, or in any instrument of proxy or any invitation to appoint a proxy sent out or made available by the Company in relation to the meeting, not less than 48 hours before the time appointed for holding the meeting, or adjourned meeting, at which the person named in the appointment of proxy proposes to vote;

(ii) in the case of an appointment of proxy in electronic form (subject further to Articles 60(G) below), be received at the address specified in the notice convening the meeting or in any instrument of proxy or any invitation to appoint a proxy sent out or made available by the Company in relation to the meeting, not less than 48 hours before the time appointed for holding the meeting, or adjourned meeting, at which the person named in the appointment of proxy proposes to vote;

(iii) in the case of a poll taken more than 48 hours after it was demanded, be deposited or received as aforesaid after the poll has been demanded and not less than 24 hours before the time appointed for taking the poll;

(iv) where the poll is not taken forthwith but is taken not more than 48 hours after it was demanded, be delivered at the meeting, or adjourned meeting, to the chairman of the meeting, the Secretary or any Director, prior to the commencement of the poll, and an appointment of proxy which is not deposited, delivered or received in a manner so permitted shall be invalid (unless the Board, in its absolute discretion in relation to any such appointment, waives any such requirement and decides to treat such appointment as valid). The appointment of a proxy will not be valid after twelve months from its date or the date of its execution, except at an adjourned meeting or on a poll demanded at a meeting or at an adjourned meeting in cases where the meeting was originally held within twelve months from such date.

(D)	When two or more valid but differing appointments of proxy are delivered or received in respect of the same share for use at the same meeting and in respect of the same matter, the one which is last validly delivered or received (regardless of its date or of the date of its execution) shall be treated as replacing and revoking the other or others as regards that share. If the Company is unable to determine which appointment was last validly delivered or received, none of them shall be treated as valid in respect of that share.

(E)	An appointment of a proxy shall be deemed (unless the contrary is stated in it) to confer authority to demand or join in demanding a poll and to vote on a resolution or a motion or an amendment of a resolution put to, or other business which may properly come before, the meeting or meetings for which it is given or any adjournment of any such meeting, as the proxy thinks fit. Such appointment shall not confer any further right to speak at the meeting, or adjourned meeting, except with the permission of the chairman of the meeting.

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(F)	The Board may at the expense of the Company send or make available instruments of proxy or invitations to appoint a proxy to the members by post, by electronic means or otherwise (with or without provision for their return by pre-paid post) for use at any general meeting, at any separate meeting of the holders of any class of shares, at any adjourned meeting or on any poll, either in blank or nominating as proxy any one or more of the Directors or any other person. If for the purpose of any meeting instruments of proxy or invitations to appoint as proxy a person or one of a number of persons specified in the invitations are issued at the Company’s expense, they shall be issued to all (and not to some only) of the members entitled to be sent notice of such meeting and to vote at it. The accidental omission, or the failure due to circumstances beyond the Company's control, to send or make available such an instrument of proxy or give such an invitation to, or the non-receipt thereof by, any member entitled to attend and vote at a meeting, or adjourned meeting, shall not invalidate the proceedings at that meeting.

(G)	Any instrument appointing a proxy may be delivered by facsimile transmitted to an electronic address (if any) specified by the Company pursuant to paragraph (C)(ii) of this Article, provided that:

	(i)	the chairman of the meeting or the Secretary or any other person authorised by the Board determines in his sole discretion (such determination to be conclusive) that such facsimile has been transmitted in an acceptable manner (including that the copy of the original instrument of proxy contained in the facsimile is complete and is legible); and

	(ii)	(in the event that the Board so resolves) the original instrument of proxy (of which the facsimile is a copy) is delivered to the place (but not electronic address) or person identified in paragraphs (C) (i), (iii) or (iv) (as applicable) of this Article by not later than one hour before the time appointed for the holding of the meeting or adjourned meeting or for the taking of the poll (as applicable).

61.	Termination of proxy or corporate authority

A vote given or poll demanded by proxy or by the duly authorised representative of a corporation shall be valid notwithstanding the previous termination of the authority of the person voting or demanding a poll, unless notice of the termination was received by the Company at the Registered Office, or at such other place at which the instrument of proxy was duly deposited, or, where the appointment of proxy in electronic form may be duly received at least one hour before the time appointed for the holding of the meeting or adjourned meeting at which the vote is given or the poll demanded or (in the case of a poll not taken on the same day as the meeting or adjourned meeting) at least one hour before the time appointed for taking the poll.

62.	Corporate representatives

A corporation which is a member may, by resolution of its directors or other governing body, authorise such person as it thinks fit to act as its representative at any general meeting of the Company or at any separate meeting of the holders of any class of shares or at any adjourned meeting. Any person so authorised shall be entitled to exercise the same powers on behalf of the corporation (in respect of that part of the corporation’s holdings to which the authority relates) as the corporation could exercise if it were an individual member. The corporation shall for the purposes of these Articles be deemed to be present in person at any such meeting if a person so authorised is present at it. All references in these Articles to attendance and voting in person shall be construed accordingly. A Director, the Secretary or some other person authorised for the purpose by the Secretary may require the representative to produce a certified copy of the resolution so authorising him or such other evidence of his authority reasonably satisfactory to such person before permitting him to exercise his powers.

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63.	Amendment to resolutions

(A)	If an amendment shall be proposed to any resolution but shall in good faith be ruled out of order by the chairman of the meeting, any error in such ruling shall not invalidate the proceedings on the substantive resolution.

(B)	In the case of a resolution duly proposed as a special or extraordinary resolution, no amendment to it (other than a mere clerical amendment to correct a manifest error in the notice relating to it) may be considered or voted on. In the case of a resolution duly proposed as an ordinary resolution, no amendment to it (other than such a mere clerical amendment) may be considered or voted on unless, either at least 48 hours prior to the time appointed for holding the meeting or adjourned meeting at which such ordinary resolution is to be proposed, notice in writing of the terms of the amendment and intention to move it has been lodged at the Registered Office or the amendment has been recommended by the Board.

64.	Objection to error in voting

No objection shall be raised to the qualification of any voter or to the counting of, or failure to count, any vote, except at the meeting or adjourned meeting at which the vote objected to is given or tendered or at which the error occurs. Any such objection or error shall be referred to the chairman of the meeting, who shall not be obliged to take it into account unless he considers it to be of sufficient magnitude to affect the decision of the meeting. The chairman’s decision on such matters shall be final and binding on all concerned.

FAILURE TO DISCLOSE INTERESTS IN SHARES

65.	Failure to disclose interests in shares

(A)	For the purpose of this Article:

	(i)	"Exempt Transfer" means, in relation to shares held by a member:

		(a)	a transfer pursuant to acceptance of a takeover bid (within the meaning of Part 28 of the 2006 Act) for the Company or in relation to any of its shares;

		(b)	a transfer in consequence of a sale made through the London Stock Exchange or any stock exchange selected by the Company outside the United Kingdom on which any shares are normally traded; or

		(c)	a transfer which is shown to the satisfaction of the Board to be made in consequence of a sale in good faith of the whole of the beneficial interest in the shares to a person who is unconnected with the member and with any other person appearing to be interested in the shares;

	(ii)	"interested" is construed as it is for the purpose of section 793 of the 2006 Act;

	(iii)	a person, other than the member holding a share, shall be treated as appearing to be interested in such share if the member has informed the Company that the person is or may be so interested, or if the Company (after taking account of information obtained from the member or, pursuant to a section 793 notice, from anyone else) knows or has reasonable cause to believe that the person is or may be so interested;

	(iv)	reference to a person having failed to give to the Company information required by a section 793 notice, or being in default of supplying such information, includes references to his having:

		(a)	failed or refused to give all or any part of such information; and

		(b)	given information which he knows to be false in a material particular or recklessly given information which is false in a material particular; and

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	(v)	"transfer" means a transfer of a share or (where applicable) a renunciation of a renounceable letter of allotment or other renounceable document of title relating to a share.

(B)	Where notice is given by the Company under section 793 of the 2006 Act (a "section793 notice") to a member, or another person appearing to be interested in shares held by such member, and the member or other person has failed in relation to any shares (" Default Shares", which expression applies also to any shares issued after the date of the section 793 notice in respect of those shares and to any other shares registered in the name of such member at any time whilst the default subsists) to give the Company the information required within fourteen days after the date of service of the section 793 notice (and whether or not the section 793 notice specified a different period), unless the Board in its absolute discretion otherwise decides:

	(i)	the member is not entitled in respect of the Default Shares to be present or to vote (either in person or by proxy) at a general meeting or at a separate meeting of the holders of a class of shares or at an adjourned meeting or on a poll, or to exercise other rights conferred by membership in relation to any such meeting or poll; and

	(ii)	where the Default Shares represent at least 0.25 per cent. in nominal value of the issued shares of their class:

(a) a dividend (or any part of a dividend) payable in respect of the Default Shares (except on a winding up of the Company) may be withheld by the Company, which shall have no obligation to pay interest on such dividend;

(b) the member shall not be entitled to elect, pursuant to Article 130 (scrip dividends) or otherwise, to receive shares instead of a dividend; and

(c) the Board may, in its absolute discretion, refuse to register the transfer of any Default Shares (subject, in the case of any uncertificated shares, to the Uncertificated Securities Regulations) unless:

(1) the transfer is an Exempt Transfer; or

(2) the member is not himself in default in supplying the information required and proves to the satisfaction of the Board that no person in default of supplying the information required is interested in any of the shares which are the subject of the transfer.

(C)	The sanctions under paragraph (B) of this Article shall cease to apply seven days after the earlier of:

	(i)	receipt by the Company of notice of an Exempt Transfer, but only in relation to the shares transferred; and

	(ii)	receipt by the Company, in a form satisfactory to the Board, of all the information required by the section 793 notice.

(D)	The Board may:

	(i)	give notice in writing to any member holding Default Shares in uncertificated form requiring the member:

(a) to change his holding of such shares from uncertificated form into certificated form within a specified period; and

(b) then to hold such Default Shares in certificated form for so long as the default subsists; and

	(ii)	appoint any person to take any steps, by instruction, by means of the Uncertificated System or otherwise, in the name of any holder of Default Shares as may be required to change such shares from uncertificated form into certificated form (and such steps shall be effective as if they had been taken by such holder).

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(E)	Any notice referred to in this Article may be served by the Company upon the addressee either personally or by sending it through the post in a pre-paid letter addressed to the addressee at his usual or last known address.

(F)	Nothing herein contained shall prejudice or affect the right of the Company to apply to the court for an order under Section 793 of the 2006 Act notwithstanding that any section 793 notice on which such application is based required information on shorter notice than may be prescribed for any purpose by this Article.

(G)	The provisions of this Article are in addition and without prejudice to the provisions of the Acts and the Uncertificated Securities Regulations.

APPOINTMENT, RETIREMENT AND REMOVAL OF DIRECTORS

66.	Number of Directors

Unless and until otherwise determined by the Company by ordinary resolution, the number of Directors shall be not less than three and there shall be no maximum number.

67.	Share qualification

The shareholding qualification for Directors may be fixed by the Company in general meeting, and unless and until so fixed no qualification shall be required. A Director may act before obtaining his qualification, but if not already qualified he shall obtain his qualification within two months from the date of his appointment.

68.	Company’s power to appoint Directors

(A)	Subject to these Articles, the Company may by ordinary resolution appoint a person who is willing to act to be a Director, either to fill a vacancy or as an addition to the existing Directors, subject to the total number of Directors not exceeding any maximum number fixed in accordance with these Articles.

(B)	A resolution for the appointment of two or more persons as Directors by a single resolution at a general meeting, or adjourned meeting, shall be void unless a resolution that the resolution for appointment be proposed in such way has first been agreed to by the meeting without any vote being given against it.

69.	Board’s power to appoint Directors

(A)	Without prejudice to the Company’s power to appoint a person to be a Director pursuant to these Articles, the Board shall have power at any time to appoint any person who is willing to act to be a Director, either to fill a vacancy or as an addition to the existing Board, subject to the total number of Directors not exceeding any maximum number fixed in accordance with these Articles.

(B)	Any Director so appointed shall, if still a Director, retire at the next annual general meeting after his appointment and shall, subject to Articles 75 and 77 if applicable, be eligible to stand for election as a Director at such meeting.

70.	Appointment of executive Directors

Subject to the Acts, the Board may appoint one or more of its members to an executive office or other position of employment with the Company for such term (subject to the Acts) and on any other conditions the Board thinks fit. The Board may revoke, terminate or vary the terms of any such appointment, without prejudice to a claim for damages for breach of contract between the Director and the Company.

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71.	Eligibility of new Directors

No person, other than a Director retiring (by rotation or otherwise), shall be appointed or re-appointed a Director at any general meeting, or adjourned meeting, unless:

(i) he is recommended for appointment by the Board; or

(ii) not less than six nor more than forty-two days (inclusive, in each case, of the date on which the notice is given) before the date appointed for the meeting, or adjourned meeting, a notice executed by a member (other than the person to be proposed) qualified to vote at such meeting has been given to the Company at the Registered Office of the intention to propose such person for appointment or re-appointment, accompanied by a notice executed by that person of his willingness to be appointed or re-appointed and stating the information which would, if he were so appointed or re-appointed, be required to be included in the Company’s register of directors and, if applicable, be required under the Listing Rules to be notified to the Company Announcements Office (or such other place or person as the Listing Rules may specify) and/or that there is no, or no other, such information.

72.	President and Vice President

The Board shall have power from time to time to appoint and remove any person as President or Vice President of the Company and may determine his duties and the period for which he is to hold office and may pay to such a person such remuneration as the Board may determine. A President or Vice President may if the Board so resolves attend and speak at meetings of the Directors but shall not be entitled to vote unless the person so appointed is also a Director of the Company.

73.	Rotational retirement at annual general meeting

(A)	Each Director is subject to retirement by rotation in accordance with these Articles.

(B)	At each annual general meeting, any Director who was elected or last re-elected a Director at or before the annual general meeting held in the third calendar year before the current year shall retire by rotation and shall, subject to Article 77, be eligible to stand for re-election as a Director at such meeting.

74.	Position of retiring Director

(A)	A Director who retires at an annual general meeting (whether by rotation or otherwise) and is not re-appointed or deemed to have been re-appointed, shall retain office until the end of the meeting or, if earlier, when a resolution is passed at the meeting not to fill the vacancy or to appoint another person in his place or a resolution to re-appoint him is put to the meeting and lost.

(B)	At any general meeting, or adjourned meeting, at which a Director retires in accordance with these Articles the Company may fill the vacancy and, if it does not do so, the retiring Director shall, if willing, be deemed to have been re-appointed unless it is expressly resolved not to fill the vacancy or a resolution for the re-appointment of the Director is put to the meeting and lost or such Director has attained any retiring age applicable to him as Director pursuant to these Articles.

75.	Article deleted

76.	Removal by ordinary resolution

The Company may, subject to the provisions of the Acts, by ordinary resolution:

(i) remove any Director from office notwithstanding any provision of these Articles or of any contract between the Company and such Director (but without prejudice to any claim he may have for damages for breach of any such contract); and

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	(ii)	appoint another person who is willing to act to be a Director in his place (subject to these Articles).

77.	Vacation of Director’s office

(A)	Without prejudice to the provisions in these Articles for retirement (by rotation or otherwise) the office of a Director shall be vacated if:

	(i)	he resigns by notice in writing under his hand delivered to the Registered Office or tendered at a Board meeting but so that this shall not apply in the case of a Director who holds executive office under contractual terms which provide for the giving of notice by him and which are not complied with by the notice;

	(ii)	he tenders his resignation at a Board meeting and the other Directors resolve to accept the same;

	(iii)	he only held office as a Director for a fixed term and such term expires without his office being renewed;

	(iv)	he ceases to be a Director by virtue of any provision of the Acts, is removed from office pursuant to these Articles or the Acts or becomes prohibited by law from being a Director;

	(v)	he becomes bankrupt, has an interim receiving order made against him, makes any arrangement or compounds with his creditors generally (including by way of an arrangement under Part VIII of the Insolvency Act 1986) or applies to the court for an interim order in connection with a voluntary arrangement under any legislation relating to insolvency;

	(vi)	an order is made by any court of competent jurisdiction on the ground (however formulated) of mental disorder for his detention or for the appointment of a guardian or receiver or other person to exercise powers with respect to his property or affairs or he is admitted to hospital in pursuance of an application for admission for treatment under any legislation relating to mental health and the Board resolves that his office be vacated;

	(vii)	he is absent, without permission of the Board, from Board meetings for six consecutive months (whether or not an alternate Director attends in his place) and the Board resolves that his office be vacated;

	(viii)	he is removed from office by notice in writing addressed to him at his address as shown in the Company’s register of directors and signed by all the other Directors (but so that such removal shall be without prejudice to any claim for damages which he may have for breach of contract against the Company);

	(ix)	in the case of a Director who holds executive office, his appointment to such office is terminated or expires and the Board resolves that his office be vacated; or

	(x)	in the case of a Director who is an employee of the Company, he ceases to be employed by the Company for any reason, other than in circumstances where the Board resolves that a Director who holds executive office continue in office as a director of the Company in a non-executive capacity.

(B)	A resolution of the Board declaring a Director to have vacated office pursuant to this Article shall be conclusive as to the fact and grounds of vacation stated in the resolution.

ALTERNATE DIRECTORS

78.	Appointment

(A)	A Director (other than an alternate Director) may appoint any other Director or any person approved for that purpose by the Board and willing to act, to be his alternate. Any such appointment shall be made by notice in hard-copy form delivered to the Secretary at the Registered Office or, if the Board has approved that form of communication for such purpose, given by electronic means from an electronic address given to the Company in writing by a Director for such purpose, or in any other manner approved by the Board.

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(B)	The appointment of an alternate Director who is not already a Director shall:

	(i)	require the approval of a majority of the Directors consisting of not less than two-thirds of all the Directors; and

	(ii)	not be effective until his consent to act as an alternate Director in such form as the Board decides has been received at the Registered Office.

(C)	An alternate Director need not hold a share qualification and shall not be counted in reckoning any maximum or minimum number of Directors allowed by these Articles.

79.	Responsibility

Every person acting as an alternate Director shall be an officer of the Company, shall alone be responsible to the Company for his own acts and defaults and shall not be deemed to be the agent of the Director appointing him.

80.	Participation at Board meetings

An alternate Director shall (subject to his giving to the Company an address within the United Kingdom at which notices may be served on him) be entitled to receive notice of all meetings of the Board and all committees of the Board of which his appointor is a member and, in the absence from such meetings of his appointor, to attend and voteat such meetings and to exercise all the powers, rights, duties and authorities of his appointor (other than the power to appoint an alternate Director). A Director acting as alternate Director shall have a separate vote at Board meetings for each Director for whom he acts as alternate Director, but he shall count as only one for the purpose of determining whether a quorum is present.

81.	Interests

An alternate Director shall be entitled to contract and be interested in and benefit from contracts or arrangements with the Company and to be repaid expenses and to be indemnified in the same way and to the same extent as a Director. However, he shall not be entitled to receive from the Company any fees for his services as alternate, except only such part (if any) of the fee payable to his appointor as such appointor may by notice in writing to the Company direct. Subject to this Article, the Company shall pay to an alternate Director such expenses as might properly have been paid to him if he had been a Director.

82.	Termination of appointment

An alternate Director shall cease to be an alternate Director:

(i) if his appointor revokes his appointment by notice in hard-copy form delivered to the Secretary at the Registered Office or in any other manner approved by the Board; or

(ii) if his appointor ceases for any reason to be a Director, provided that if any Director retires but is re-appointed or deemed to be re-appointed at the same meeting, any valid appointment of the alternate Director which was in force immediately before his retirement shall remain in force; or

(iii) if any event happens in relation to him which, if he were a Director, would cause his office as Director to be vacated.

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BOARD POWERS

83.	Board powers

Subject to the Acts, the Company’s memorandum of association and these Articles and to any directions given by special resolution of the Company, the business of the Company shall be managed by the Board, which may exercise all the powers of the Company whether relating to the management of the business or not. No alteration of the memorandum of association or of these Articles nor any such direction shall invalidate any prior act of the Board which would have been valid if such alteration had not been made or such direction had not been given. The provisions in these Articles giving specific powers to the Board shall not limit the general powers given by this Article.

84.	Directors below the minimum number

If the number of Directors is less than the minimum prescribed in accordance with these Articles, the remaining Director or Directors shall act only for the purposes of appointing an additional Director or Directors to make up such minimum or of convening a general meeting of the Company for the purpose of making such appointment. If there are no Director or Directors able or willing to act, any two members may summon a general meeting for the purpose of appointing Directors. Any additional Director so appointed shall hold office (subject to these Articles) only until the dissolution of the annual general meeting next following such appointment unless he is re-elected during such meeting.

85.	Delegation to executive Directors

The Board may delegate to a Director holding executive office any of its powers, authorities and discretions for such time and on such terms and conditions as it shall think fit. The Board may grant to a Director the power to sub-delegate, and may retain or exclude the right of the Board to exercise the delegated powers, authorities or discretions collaterally with the Director. The Board may at any time revoke the delegation or alter its terms and conditions.

86.	Delegation to committees

(A)	The Board may delegate any of its powers, authorities and discretions, for such time and on such terms and conditions as it shall think fit, to a committee consisting of one or more Directors and (if thought fit) one or more other persons. The Board may grant to the committee the power to sub-delegate, and may retain or exclude the right of the Board to exercise the delegated powers, authorities or discretions collaterally with the committee. The Board may at any time revoke the delegation or alter its terms and conditions or discharge the committee in whole or in part. Where a provision of the Articles refers to the exercise of a power, authority or discretion by the Board and that power, authority or discretion has been delegated by the Board to a committee, the provision shall be construed as permitting the exercise of the power, authority or discretion by the committee.

(B)	The Board’s power under these Articles to delegate to a committee:

(i) includes (without limitation) the power to delegate the determination of any fee, remuneration or other benefit to be paid or provided to any Director; and

(ii) is not limited by the fact that in some Articles but not others express reference is made to particular powers being exercised by the Board or by a committee.

87.	Registered office

The Registered Office shall be at such place in England as the Board shall from time to time appoint.

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88.	Local management

The Board may establish local or divisional boards, agencies or branch offices for managing the affairs of the Company in a specified locality, either in the United Kingdom or elsewhere, and may appoint persons to be members of a local or divisional board, agency or branch office and may fix their remuneration. The Board may delegate to a local or divisional board, agency or branch office any of its powers, authorities and discretions for such time and on such terms and conditions as it thinks fit. The Board may grant to such local or divisional board, agency or branch office the power to sub-delegate, may retain or exclude the right of the Board to exercise the delegated powers, authorities or discretions collaterally with the local or divisional board, agency or branch office and may authorise the members of a local or divisional board, agency or branch (or any of them) to fill a vacancy or to act despite a vacancy. The Board may at any time revoke or alter the terms and conditions of the appointment or delegation. Subject to the terms and conditions imposed by the Board, the proceedings of a local or divisional board, agency or branch office with two or more members are governed by those Articles that regulate the proceedings of the Board, so far as applicable.

89.	Delegation to agents

The Board may, by power of attorney or otherwise, appoint a person to be the agent of the Company and may delegate to such person any of its powers, authorities and discretions for such purposes, for such time and on such terms and conditions (including as to remuneration) as it thinks fit. The Board may grant the power to sub-delegate and may retain or exclude the right of the Board to exercise the delegated powers, authorities or discretions collaterally with the agent. The Board may at any time revoke or alter the terms and conditions of the appointment or delegation.

90.	Exercise of voting power

The Board may exercise or cause to be exercised the voting power conferred by shares in any other body corporate held or owned by the Company and any power of appointment able to be exercised by the Company, in any manner it thinks fit (including, without limitation, the exercise of the voting power or power of appointment in favour of the appointment of any Director as a director or other officer or employee of such company or in favour of the payment of remuneration to the directors, officers or employees of such company).

91.	Provision for employees

The Directors are authorised to exercise (by resolution of the Directors) the power conferred upon the Company by subsection (1) of Section 719 of the 1985 Act to make provision out of the profits of the Company available for dividend, for the benefit of any persons employed or formerly employed by the Company or any of its subsidiaries, being provision in connection with the cessation or transfer to any person of the whole or part of the undertaking of the Company or that subsidiary.

92.	Overseas registers

Subject to the Acts and the Uncertificated Securities Regulations, the Board may exercise the powers conferred on the Company with regard to the keeping of an overseas branch, local or other register in relation to members and may make and vary such regulations as it thinks fit concerning the keeping of any such register.

93.	Associate directors

The Board may appoint any person (not being a Director) to any office or employment having a designation or title including the word "director" or attach to any existing office or employment with the Company such designation or title and may terminate any such appointment or the use of such designation or title. The inclusion of the word "director" in the designation or title of any such office or employment shall not imply that such person is, or is deemed to be, or is empowered in any respect to act as, a Director for any of the purposes of the Acts or these Articles.

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94.	Borrowing powers

(A)	The Board may exercise all the powers of the Company to borrow money and to mortgage or charge all or any part of its undertaking, property and uncalled capital and, subject to these Articles, to issue debentures and other securities. The Board shall restrict the borrowings of the Company and exercise all voting and other rights or powers of control exercisable by the Company in relation to its subsidiaries so as to secure (as regards subsidiaries so far as by such exercise they can secure) that, save with the previous sanction of an ordinary resolution, no money shall be borrowed if the aggregate principal amount outstanding of all Monies Borrowed by the Group (excluding intra-Group borrowings) then exceeds or would as a result of such borrowing exceed an amount equal to twice the aggregate of the Adjusted Share Capital and Consolidated Reserves.

(B)	For the purposes of this Article the Group means the Company and its subsidiaries for the time being.

(C)	In this Article, "Adjusted Share Capital and Consolidated Reserves" means the aggregate as certified by the Auditors of:

	(i)	the amount paid up on the issued share capital of the Company; and

	(ii)	the amount standing to the credit of the reserves of the Company and its subsidiaries including, without limitation, share premium account and capital redemption reserve and plus or minus (as the case may be) the credit or debit balance on profit and loss account all as shown by the latest audited and consolidated balance sheet of the Company and its subsidiaries but after:

	(iii)	adjusting for any variation in such paid up share capital and reserves and any variation in interest in subsidiaries since the date of the latest relevant audited balance sheet (for which purpose an issue or proposed issue of share capital for cash which has been underwritten shall be deemed paid up (as to nominal value and any premium) to the extent that the underwriters are liable therefor and that such capital will be paid up within six months from the date on which such underwriting becomes unconditional);

	(iv)	deducting any amount distributed or proposed to be distributed out of the profits included therein except to the extent that such distribution is attributable to the Company or any of its subsidiaries or has been provided for in such consolidation;

	(v)	excluding amounts attributable to minority interests in subsidiaries and amounts provided for deferred taxation and amounts attributable to goodwill and any other intangible asset;

	(vi)	adding back an amount equal to the amount in respect of goodwill arising on consolidation that would have remained on such balance sheet if all goodwill arising on acquisitions by the Company or any of its subsidiaries at any time had (ignoring the fact, if applicable, that it had, in whole or in part, been written off against reserves or amortised) been carried on the balance sheet as an asset and had been amortised on a straight line basis over 20 years (or such longer period, as determined by the Board, as may be in accordance with generally accepted accounting practice in the United Kingdom); and

	(vii)	making such other adjustments (if any) as the Auditors consider appropriate.

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(D)	In this Article, "Monies Borrowed" when used in relation to the Company and its subsidiaries shall include any fixed or minimum premium payable on final redemption or repayment but shall not include any amounts for the time being owing by any such companies to any other of them and (subject to the foregoing) shall include the following except to the extent otherwise taken into account:

	(i)	the principal amount of any debentures (as defined by the Acts) notwithstanding that the same may be or have been issued in whole or part for a consideration other than cash;

	(ii)	the outstanding amount of acceptances (not being acceptances for the purchase or sale of goods in the ordinary course of trading) by any bank or accepting house under any acceptance credit granted to the Company or any of its subsidiaries;

	(iii)	the nominal value of any issued share capital and the principal amount of any monies borrowed the redemption or repayment of which is wholly or partly guaranteed or secured or the subject of an indemnity given by the Company or any of its subsidiaries except in so far as the benefit of any such guarantee, security or indemnity is held by the Company or any of its subsidiaries and so that for this purpose the expression "guarantee" shall mean any undertaking whether as principal or secondary debtor to answer for the debt or default of another person;

but shall not include:

	(iv)	amounts borrowed for the purposes of redeeming or repaying within six months of first being borrowed other monies borrowed by the Company or any subsidiary (otherwise than from the Company or any other subsidiary) pending their application for that purpose within such period; or

	(v)	the proportion of the excess outside borrowings of a partly-owned subsidiary which corresponds to the proportion of its equity share capital held otherwise than by the Company or any other subsidiary and so that for this purpose the expression "excess outside borrowings" shall mean so much of the borrowings of such partly-owned subsidiary otherwise than from the Company and its other subsidiaries as exceeds the amounts if any borrowed from it by the Company and its other subsidiaries; or

	(vi)	amounts borrowed by the Company or any subsidiary for the purpose of financing any contract to the extent that the price receivable under any such contract is guaranteed by the Export Credits Guarantee Department of the Department of Trade and Industry or other institution carrying on a similar business; or

	(vii)	monies borrowed by a company becoming a subsidiary after the date of adoption of this Article and outstanding on the date it becomes a subsidiary but so that such non-inclusion shall only apply for a period of six months from the date of such company becoming a subsidiary; or

	(viii)	amounts due in respect of any assets leased by the Company or any subsidiary including amounts due under finance leases; or

	(ix)	monies borrowed by a subsidiary undertaking in its capacity as a trustee of any pension fund of any Group Undertaking.

and, in calculating Monies Borrowed, there shall be deducted:

	(x)	an amount equal to the aggregate of:

(a)	all cash in hand and cash deposits repayable after three months or less with any bank or financial institution (not itself a Group Undertaking); and

(b)	investments which are readily convertible into known amounts of cash with notice of 48 hours or less, in each case beneficially owned, directly or indirectly, by a Group Undertaking and whether denominated in sterling or in a currency other than sterling; and

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(E)	To calculate the amount of Monies Borrowed on a particular day, monies denominated or repayable in a currency other than sterling shall be converted for the purpose of calculating the sterling equivalent either:

	(i)	at the rate of exchange specified in a forward purchase contract, currency option, back-to-back loan, swap or other arrangements taken out or entered into in order to reduce the risk associated with fluctuations in rates of exchange in respect of repayment of those monies (a "hedging agreement"); or

	(ii)	if those monies were borrowed on or before the date of the consolidated balance sheet and repayment of those monies has not been covered by a hedging agreement, at the more favourable to the Company of:

		(a)	the rate of exchange used for the conversion of that currency in the consolidated balance sheet; or

		(b)	the middle-market rate of exchange quoted by a clearing bank specified by the Board at the close of business in London on the business day immediately preceding the day on which the calculation is made; or

	(iii)	if those monies were borrowed after the date of the consolidated balance sheet and repayment of those monies has not been covered by a hedging agreement, at the more favourable to the Company of:

		(a)	the middle-market rate of exchange quoted by a clearing bank specified by the Board at the close of business in London on the date of the consolidated balance sheet; or

		(b)	the middle-market rate of exchange quoted by a clearing bank specified by the Board at the close of business in London on the business day immediately preceding the day on which the calculation is made.

(F)	The Auditors’ written confirmation for the purpose of this Article as to the amount of the Adjusted Share Capital and Consolidated Reserves or the aggregate amount of Monies Borrowed shall be conclusive and binding on all concerned. The Board may act in reliance on a bona fide estimate of the amount of the Adjusted Share Capital and Consolidated Reserves or the aggregate amount of Monies Borrowed without having requested or obtained such written confirmation from the Auditors. If in consequence the limit on Monies Borrowed set out in this Article is inadvertently exceeded, the amount of Monies Borrowed equal to the excess may be disregarded for ninety days after the date on which by reason of a determination of the Auditors or otherwise the Board became aware that this situation has or may have arisen.

(G)	No lender or other person dealing with the Company shall be concerned to see or enquire whether the limit imposed by this Article is observed, and no debt or liability incurred in excess of such limit shall be invalid and no security given for the same shall be invalid or ineffectual except in the case of express notice to the lender or recipient of the security or person to whom the liability is incurred, at the time when the debt or liability was incurred or the security given, that the limit hereby imposed has been or was thereby exceeded.

DIRECTORS’ REMUNERATION, EXPENSES AND BENEFITS

95.	Fees

The Company shall pay to the Directors (but not alternate Directors) for their services as Directors such aggregate amount of fees as the Board decides (not exceeding £600,000 per annum or such larger amount as the Company may by ordinary resolution decide). The aggregate fees shall be divided among the Directors in such proportions as the Board decides or, if no decision is made, equally. A fee payable to a Director pursuant to this Article shall be distinct from any salary, remuneration or other amount payable to, or benefit provided for, him pursuant to other provisions of these Articles and shall accrue from day to day.

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96.	Expenses

A Director may also be paid all travelling, hotel and other expenses properly incurred by him in connection with his attendance at meetings of the Board or of committees of the Board or general meetings or separate meetings of the holders of any class of shares or adjourned meetings or otherwise in connection with the discharge of his duties as a Director, including (without limitation) any professional fees incurred by him (with the approval of the Board or in accordance with any procedures stipulated by the Board) in taking independent professional advice in connection with the discharge of such duties.

97.	Remuneration of executive Directors

The salary or remuneration of a Director appointed to hold employment or executive office in accordance with the Articles shall be decided by the Board (including, for the avoidance of doubt, by the Board acting through a duly authorised Board committee) and may be of any description and, without limitation of the foregoing may be a fixed sum of money, or wholly or in part related to his performance and/or that of the Group or any part of it, may include admission to or continuation of membership of or participation in any scheme or fund instituted or established or financed or contributed to by the Company or any other Group Undertaking for the provision of pensions, life assurance or other benefits for employees and their dependants, or the payment of a pension or other benefits to him or his dependants on or after retirement or death, apart from membership of any such scheme or fund or as otherwise so decided, and may be in addition to, or instead of, a fee payable to him for his services as Director pursuant to these Articles.

98.	Special remuneration

A Director who, at the request of the Board, goes or resides abroad, makes a special journey or performs a special service on behalf of or for the Company (including, without limitation, services as a chairman or deputy chairman of the Board, services as a member of any Board committee and services which the Board (including, for the avoidance of doubt, the Board acting through a duly authorised Board committee) decides is outside the scope of the ordinary duties of a Director) may be paid such reasonable additional remuneration (whether by way of salary, bonus, commission, percentage of profits or otherwise) and expenses as is decided by the Board or such a committee.

99.	Pensions and other benefits

The Board may exercise all the powers of the Company to provide pensions or other retirement or superannuation benefits and to provide death or disability benefits or other allowances or gratuities (by insurance or otherwise) for a person who is or has at any time been a director or officer or employee of a company which is or was a Group Undertaking, a company which is or was allied to or associated with the Company or with a Group Undertaking or a predecessor in business of the Company or of a Group Undertaking (and for any member of his family, including a spouse or former spouse, or a person who is or was dependent on him) and also to establish and subsidise or subscribe to any institutions, associations, clubs or funds calculated to be for the benefit of, or to advance the interests and well-being of, any Group Undertaking or of any such person as aforesaid. For this purpose the Board may establish, maintain, subscribe and contribute to any scheme, trust or fund and pay premiums. The Board may arrange for this to be done by the Company alone or in conjunction with another person. A Director or former Director is entitled to receive and retain for his own benefit any pension or other benefit provided in accordance with this Article and is not obliged to account for it to the Company.

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DIRECTORS’ PROCEEDINGS

100.	Board meetings

Subject to these Articles, the Board may regulate its proceedings as it thinks fit.

101.	Notice of Board Meetings

A Director may, and the Secretary at the request of a Director shall, call a meeting of the Board. Notice of a Board meeting shall be deemed to be duly given to a Director if it is given to him personally or by word of mouth or sent in hard-copy form to his last known address within the United Kingdom or any other address within the United Kingdom given to the Company by him for such purpose or given in electronic form to an electronic address notified to the Company by the Director. It shall not be necessary to give notice of a Board meeting to a Director who is absent from the United Kingdom unless the Director has notified the Company in writing of an address in the United Kingdom or an electronic address at which notice of such meetings is to be given to him when he is absent from the United Kingdom. A Director may waive the requirement that notice of any Board meeting be given to him, either prospectively or retrospectively.

102.	Quorum

Save as provided in Article 84, no business shall be transacted at any meeting of the Board unless a quorum is present. The quorum may be fixed by the Board and unless so fixed at any other number shall be two. An alternate Director who is not himself a Director shall, if his appointor is not present, be counted in the quorum. No Director or other person who is present at a meeting of the Board as an alternate Director shall be counted as two or more for quorum purposes unless at least one other Director or person duly appointed as an alternate Director is also present. A duly convened Board meeting at which a quorum is present shall be competent to exercise any and all of the authorities, discretions and powers vested in or exercisable by the Board.

103.	Board chairman

The Board may appoint any Director to be, and may remove, a chairman and a deputy chairman of the Board. The chairman or, in his absence, the deputy chairman, shall preside at all Board meetings. If there is no chairman or deputy chairman, or if at a Board meeting neither the chairman nor the deputy chairman is present within five minutes after the time appointed for the meeting, or if neither of them is willing to act as chairman, the Directors present may choose any Director present to be chairman of the meeting.

104.	Voting

Questions arising at a meeting shall be decided by a majority of votes. In the case of an equality of votes, the chairman shall have a second or casting vote.

105.	Telephone participation

A Director or his alternate Director may participate in a meeting of the Board or a committee of the Board through the medium of conference telephone, video conferencing or any other form of communication equipment if all persons participating in the meeting are able to hear and speak to each other throughout the meeting. A person participating in this way shall be deemed to be present in person at the meeting and shall be counted in a quorum and entitled to vote. Subject to the Acts, all business transacted in this way by the Board or a committee of the Board shall be deemed for the purposes of the Articles to be validly and effectively transacted at a meeting of the Board or a committee of the Board even if one Director only is physically present at any one place. The meeting shall be deemed to take place where the largest group of those participating is assembled or, if there is no such group, where the chairman of the meeting then is.

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106.	Written resolutions

(A)	A resolution in writing signed or approved by all the Directors for the time being entitled to receive notice of a Board meeting and in number not being less than a quorum shall be as valid and effective for all purposes as a resolution duly passed at a meeting of the Board.

(B)	A resolution in writing signed or approved by all the members of a committee of the Board for the time being entitled to receive notice of the meetings of such committee and in number not being less than a quorum of such committee shall be as valid and effective for all purposes as a resolution duly passed at a meeting of the committee.

(C)	Such a resolution:

	(i)	may be signed or approved by facsimile transmission or telephone or electronic means from an electronic address given to the Company in writing for such purpose by the person signing or approving and subsequently confirmed by facsimile transmission or letter;

	(ii)	may consist of several documents in the same form each executed by one or more of the Directors or members of the relevant committee;

	(iii)	need not be signed or approved by an alternate Director if it is signed or approved (in the manner specified in paragraph (i) above) by his appointor;

	(iv)	if signed or approved by an alternate Director, need not also be signed or approved by his appointor; and

	(v)	to be effective, need not be signed or approved by a Director who is prohibited by these Articles from voting on it, or by his alternate.

107.	Committee proceedings

Proceedings of committees of the Board shall be conducted in accordance with regulations prescribed by the Board (if any). Subject to those regulations, such proceedings shall be conducted in accordance with applicable provisions of these Articles regulating the proceedings of the Board. Where the Board resolves to delegate any of its powers, authorities and discretions to a committee and such resolution states that the committee shall consist of any one or more unnamed Directors, it shall not be necessary to give notice of a meeting of such committee to any Directors other than the Director or Directors who form the committee.

108.	Minutes

(A)	The Board shall cause minutes to be made of:

(i) all appointments of officers and committees made by the Board and of any such officer’s remuneration; and

(ii) the names of Directors present at every meeting of the Board, a committee of the Board, the Company or the holders of any class of shares or debentures, and all orders, resolutions and proceedings of such meetings.

(B)	Any such minutes, if purporting to be signed by the chairman of the meeting at which the proceedings were held or by the chairman of the next succeeding meeting or the Secretary, shall be prima facie evidence of the matters stated in them.

109.	Validity of proceedings

All acts done in good faith by a meeting of the Board, or of a committee of the Board, or by a person acting as a Director, an alternate Director or a committee member shall, notwithstanding that it may be discovered afterwards that there was a defect in the appointment of any person so acting or that any of them were disqualified from holding office, or had vacated office, or were not entitled to vote, be as valid as if every such person had been duly appointed and was qualified and had continued to be a Director, alternate Director or committee member and entitled to vote.

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INTERESTS OF DIRECTORS
110.	Permitted interests

Subject to the Acts and compliance with the next Article, a Director, notwithstanding his office:

	(i)	may enter into or otherwise be interested in any contract, arrangement, transaction or proposal with the Company or in which the Company is otherwise interested, either in connection with his tenure of any office or place of profit or as vendor, purchaser or otherwise;

	(ii)	may hold any other office or place of profit under the Company (except that of auditor) in conjunction with the office of Director and may act by himself or through his firm in a professional capacity for the Company, and in any such case on such terms as to remuneration and otherwise as the Board may arrange, either in addition to or in lieu of any remuneration provided for by any other Article;

	(iii)	may be a director or other officer of, or employed by, or a party to any contract, arrangement, transaction or proposal with or otherwise interested in, any body corporate promoted by the Company or in which the Company is otherwise interested or as regards which the Company has any powers of appointment; and

	(iv)	shall not be liable to account to the Company for any profit, remuneration or other benefit realised by any such office, employment, contract, arrangement, transaction or proposal,

and no such contract, arrangement, transaction or proposal shall be avoided on the grounds of any such interest or benefit.

111.	Disclosure of interests to Board

A Director who is in any way (directly or indirectly) interested in any contract or arrangement or any other proposal with the Company shall declare the nature of his interest at the meeting of the Board at which the question of entering into the contract, arrangement or proposal is first considered, if he knows his interest then exists or, in any other case, at the first meeting of the Board after he knows that he is or has become so interested. For the purposes of this Article a general notice given to the Board by a Director that he is to be regarded as having an interest (of the nature and extent specified in the notice) in any contract, arrangement or proposal in which a specified person or class of persons is interested shall be deemed to be a sufficient disclosure under this Article in relation to such contract, arrangement or proposal of the nature and extent so specified.

112.	Interested Director not to vote or count for quorum

A Director shall not vote on, or be counted in the quorum in relation to, any resolution of the Board or of a committee of the Board concerning any contract or arrangement or any other proposal to which the Company is or is to be a party and in which he has an interest which is to his knowledge a material interest (otherwise than by virtue of his interests in shares or debentures or other securities of, or otherwise in or through, the Company), other than a resolution:

	(viii)	relating to the giving of any security, guarantee or indemnity to him in respect of money lent or obligations incurred by him or by any other person at the request of or for the benefit of a Group Undertaking;

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(ix)	relating to the giving of any security, guarantee or indemnity in respect of a debt or obligation of a Group Undertaking for which he himself has assumed responsibility in whole or in part under a guarantee or indemnity or by the giving of security;

(x)	relating to, or in the context of, an offer of securities by a Group Undertaking in which he is or may be entitled to participate as a holder of securities or in the underwriting or sub-underwriting or placing of which he is to participate;

(xi)	relating to a transaction or arrangement with any other company in which he is interested, directly or indirectly, provided that he is not the holder of or beneficially interested in one per cent or more of any class of the equity share capital of that company (or of any other company through which his interest is derived) and not entitled to exercise one per cent or more of the voting rights available to members of the relevant company (and for the purpose of calculating the said percentage there shall be disregarded any shares held by the director as a bare or custodian trustee and in which he has no beneficial interest, and any shares comprised in any authorised unit trust scheme in which the director is interested only as a unit holder);

(xii)	relating to an arrangement for the benefit of employees of any Group Undertaking which does not award him any privilege or benefit not generally awarded to the employees to whom such arrangement relates; or

(xiii)	concerning insurance which the Company proposes to maintain or purchase for the benefit of Directors or for the benefit of persons including Directors.

113.	Director’s interest in own appointment

A Director shall not vote or be counted in the quorum on any resolution of the Board or committee of the Board concerning his own appointment (including fixing or varying or recommending the terms of his appointment or its termination) as a holder of any office or place of profit with the Company or any body corporate in which the Company is interested. Where proposals are under consideration concerning the appointment (including fixing or varying or recommending the terms of appointment or the termination thereof) of two or more Directors to offices or places of profits with the Company or any body corporate in which the Company is interested, such proposals may be divided and a separate resolution considered in relation to each Director. In such case each of the Directors concerned (if not otherwise debarred from voting under these Articles) shall be entitled to vote (and be counted in the quorum) in respect of each resolution except that concerning his own appointment.

114.	Conclusive rulings on Directors’ interests

(A)	If any question arises at any meeting as to the materiality of the interest of a Director (other than the chairman of the meeting) or as to the entitlement of any Director (other than the chairman) to vote or be counted in the quorum and such question is not resolved by his voluntarily agreeing to abstain from voting or being counted in the quorum, such question shall be referred to the chairman of the meeting. The chairman’s ruling in relation to such Director shall be conclusive and binding on all concerned (except in a case where the nature or extent of the interest of such Director, as known to him, has not been adequately disclosed to the meeting).

(B)	If any question arises at any meeting as to the materiality of the interest of the chairman of the meeting or as to his entitlement to vote or be counted in the quorum and such question is not resolved by his voluntarily agreeing to abstain from voting or being counted in the quorum, such question shall be decided by a resolution of the Directors or committee members present at the meeting (excluding the chairman), whose majority vote shall be conclusive and binding on all concerned (except in a case where the nature or extent of the interest of such chairman, as known to him, has not been adequately disclosed to the meeting).

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115.	Connected persons

For the purposes of the provisions of these Articles concerning a Director’s interests in relation to the Company, the interest of a person who is for the purposes of the 1985 Act connected (within the meaning of section 346 of the 1985 Act) with a Director shall be (if known by the Director to be an interest of any such connected person) treated as the interest of the Director and, in relation to an alternate Director, the interest of his appointor shall be treated as the interest of the alternate Director in addition to an interest which the alternate Director otherwise has. This Article applies to an alternate Director as if he were a Director.

116.	Suspension or relaxation of provisions concerning Directors’ interests

Subject to the Acts and, where applicable, to any relevant requirements of the Listing Rules and the London Stock Exchange, the Company may by ordinary resolution suspend, vary or relax any provision in these Articles concerning a Director’s interests in relation to the Company, either generally or in respect of any particular matter, or ratify any contract, arrangement or other proposal not authorised by reason of a contravention of any such provision.

SECRETARY
117.	Secretary

(A)	Subject to the Acts, the Board shall appoint a Secretary and may appoint one or more persons to be a joint, deputy or assistant Secretary on such terms and conditions as it thinks fit. The Board may remove a person appointed pursuant to this Article from office and appoint another or others in his place.

(B)	Any provision of the Acts or of these Articles requiring or authorising a thing to be done by or to a Director and the Secretary shall not be satisfied by its being done by or to the same person acting both as a Director and as, or in the place of, the Secretary, but subject to this, anything required or authorised by the Acts or these Articles to be done by or to the Secretary may, if the office is vacant or there is for any other reason no Secretary capable of acting, be done by or to any assistant or deputy Secretary or, if there is no assistant or deputy Secretary capable of acting, by or to an officer of the Company authorised generally or specially for that purpose by the Board.

SEALS AND DOCUMENT AUTHENTICATION

118.	Application of Seal

(A)	Any Seal may be used only by the authority of the Board or of a committee of the Board. The Board may decide who is to sign an instrument to which the Seal is to be affixed either generally or in relation to a particular instrument or type of instrument. The Board may decide, either generally or in a particular case, that a signature may be dispensed with or affixed by mechanical means. Unless otherwise decided by the Board:

	(i)	share certificates and certificates issued in respect of debentures or other securities to which the Seal is affixed (subject to the provisions of the relevant instrument) need not be signed or, if signed, a signature may be applied by mechanical or other means or may be printed; and

	(ii)	every other instrument to which the Seal is affixed shall be signed by one Director and by the Secretary or a second Director.

(B)	Every share certificate, share warrant or certificate issued in respect of debentures or other securities shall be issued either under the Seal (which may be affixed to it or printed on by mechanical or other means) or in such other manner as the Board, having regard to the terms of issue, the Acts and, where applicable, the Listing Rules and the rules of the London Stock Exchange, may authorise. All references in these Articles to the Seal shall be construed in relation to share certificates and share warrants accordingly.

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119.	Official seal for use abroad

The Company may exercise the powers conferred by the Acts with regard to having an official seal for use abroad, and those powers shall be vested in the Board.

120.	Directors or Secretary to authenticate or certify

A Director or the Secretary or any person appointed by the Board for the purpose may authenticate any documents affecting the constitution of the Company (including the memorandum of association and these Articles) and any resolutions passed by the Company or holders of a class of shares or the Board or any committee of the Board and any books, records, documents and accounts relating to the business of the Company, and may certify copies of or extracts from any such items as true copies or extracts.

DIVIDENDS AND OTHER PAYMENTS

121.	Declaration of dividends

Subject to the provisions of the Acts:

	(i)	the Company may by ordinary resolution declare dividends in accordance with the respective rights of the members, but no dividends shall exceed the amount recommended by the Board; and

	(ii)	the Directors may also from time to time declare and pay dividends on shares of any class of such amounts and on such dates and in respect of such periods as they think fit.

122.	Board may pay interim and fixed dividends

Subject to the provisions of the Acts, the Board may declare and pay interim dividends if it appears to the Board that they are justified by the profits of the Company available for distribution. If the share capital is divided into different classes of shares, the Board may declare and pay interim dividends on shares which confer deferred or non-preferred rights with regard to dividend as well as on shares which confer preferential rights with regard to dividend, but no interim dividend shall be paid on shares carrying deferred or non-preferred rights if, at the time of payment, any preferential dividend is in arrears. The Board may also declare and pay at intervals settled by it any dividend payable at a fixed rate if it appears to it that the profits available for distribution justify the payment. Provided the Board acts in good faith the Directors shall not incur any liability to the holders of shares conferring preferred rights for any loss that they may suffer by the lawful payment of an interim dividend on any shares having deferred or non-preferred rights. Interim dividends and dividends payable at a fixed rate may be paid in any currency.

123.	Entitlement to dividends

(A)	Except as otherwise provided by these Articles or the rights attached to shares:

	(i)	a dividend shall be declared and paid according to the amounts paid up (otherwise than in advance of calls) on the nominal value of the shares on which the dividend is paid; and

	(ii)	dividends shall be apportioned and paid proportionately to the amounts paid up on the nominal value of the shares during any portion or portions of the period in respect of which the dividend is paid, but if any share is issued on terms that it shall rank for dividend as from a particular date, it shall rank for dividend accordingly.

(B)	Except as otherwise provided by these Articles or the rights attached to shares:

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	(i)	a dividend may be paid in any currency or currencies decided by the Board; and

	(ii)	the Company may agree with a member that any dividend declared or which may become due in one currency will be paid to the member in another currency,

for which purpose the Board may use any relevant exchange rate current at any time as the Board may select for the purpose of calculating the amount of any member’s entitlement to the dividend.

124.	Payment methods

(A)	The Company may pay a dividend, interest or other amount payable in respect of a share in cash or by cheque, warrant or money order or by a bank or other funds transfer system or (in respect of any uncertificated share) through the Uncertificated System in accordance with any authority given to the Company to do so (whether in writing, through the Uncertificated System or otherwise) by or on behalf of the member in a form or in a manner satisfactory to the Board. Any joint holder or other person jointly entitled to a share may give an effective receipt for a dividend, interest or other amount paid in respect of such share.

(B)	The Company may send a cheque, warrant or money order by post:

	(i)	in the case of a sole holder, to his registered address;

	(ii)	in the case of joint holders, to the registered address of the person whose name stands first in the Register of Members in respect of the relevant share;

	(iii)	in the case of a person or persons entitled by transmission to a share, as if it were a notice given in accordance with Article 141 (notice to persons entitled by transmission); or

	(iv)	in any case, to a person and address that the person or persons entitled to the payment may in writing direct.

(C)	Every cheque, warrant or money order shall be sent at the risk of the person or persons entitled to the payment and shall be made payable to the order of the person or persons entitled or to such other person or persons as the person or persons entitled may in writing direct. The payment of the cheque, warrant or money order shall be a good discharge to the Company. If payment is made by a bank or other funds transfer or through the Uncertificated System, the Company shall not be responsible for amounts lost or delayed in the course of transfer. If payment is made by or on behalf of the Company through the Uncertificated System:

	(i)	the Company shall not be responsible for any default in accounting for such payment to the member or other person entitled to such payment by a bank or other financial intermediary of which the member or other person is a customer for settlement purposes in connection with the Uncertificated System; and

	(ii)	the making of such payment in accordance with any relevant authority referred to in paragraph (A) above shall be a good discharge to the Company.

(D)	The Board may:

	(i)	lay down procedures for making any payments in respect of uncertificated shares through the Uncertificated System;

	(ii)	allow any holder of uncertificated shares to elect to receive or not to receive any such payment through the Uncertificated System; and

	(iii)	lay down procedures to enable any such holder to make, vary or revoke any such election.

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(E)	The Board may withhold payment of a dividend (or part of a dividend) payable to a person entitled by transmission to a share until he has provided any evidence of his entitlement that the Board may reasonably require.

125.	Deductions

The Board may deduct from any dividend or other amounts payable to any person in respect of a share all such sums as may be due from him to the Company on account of calls or otherwise in relation to any shares.

126.	Interest

No dividend or other money payable in respect of a share shall bear interest against the Company, unless otherwise provided by the rights attached to the share.

127.	Unclaimed dividends

All unclaimed dividends or other monies payable by the Company in respect of a share may be invested or otherwise made use of by the Board for the benefit of the Company until claimed. The payment of any unclaimed dividend or other amount payable by the Company in respect of a share into a separate account shall not constitute the Company a trustee in respect of it. Any dividend unclaimed after a period of twelve years from the date the dividend became due for payment shall be forfeited and shall revert to the Company.

128.	Uncashed dividends

If, in respect of a dividend payable in respect of a share:

(i) a cheque, warrant or money order is returned undelivered or left uncashed; or

(ii) a transfer made by or through a bank transfer system and/or other funds transfer system(s) (including, without limitation, the Uncertificated System in relation to any uncertificated shares) fails or is not accepted, on two consecutive occasions, or one occasion and reasonable enquiries have failed to establish another address or account of the person entitled to the payment, the Company shall not be obliged to send or transfer a dividend in respect of such share to such person until he notifies the Company of an address or account to be used for such purpose.

129.	Dividends in kind

A general meeting, or adjourned meeting, declaring a dividend may, upon the recommendation of the Board, direct that it shall be satisfied wholly or partly by the distribution of assets (including, without limitation, paid up shares or securities of any other body corporate). Where any difficulty arises concerning such distribution, the Board may settle it as it thinks fit. In particular (without limitation), the Board may:

(i) issue fractional certificates or ignore fractions;

(ii) fix the value for distribution of any assets, and may determine that cash shall be paid to any member on the footing of the value so fixed in order to adjust the rights of members; and

(iii) vest any assets in trustees on trust for the persons entitled to the dividend.

130.	Scrip dividends

(A)	The Board may, with the prior authority of an ordinary resolution and subject to such terms and conditions as the Board may determine, offer any holders of Ordinary Shares the right to elect to receive Ordinary Shares, credited as fully paid, instead of cash in respect of the whole (or some part, to be determined by the Board) of any dividend specified by the ordinary resolution, subject to the Acts and to the provisions of this Article.

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(B)	An ordinary resolution under paragraph (A) of this Article may specify a particular dividend (whether or not declared), or may specify all or any dividends declared within a specified period, but such period may not end later than the beginning of the fifth annual general meeting next following the date of the meeting, or adjourned meeting, at which the ordinary resolution is passed.

(C)	The entitlement of each holder of Ordinary Shares to new Ordinary Shares shall be such that the relevant value of the entitlement shall be the cash amount, disregarding any tax credit, (or as near to such cash amount as the Board considers appropriate) that such holder would have received by way of dividend. For this purpose, "relevant value" shall be calculated by reference to the average of the middle market quotations for the Ordinary Shares on the London Stock Exchange as derived from the London Stock Exchange Daily Official List for the day on which the Ordinary Shares are first quoted "ex" the relevant dividend and the four subsequent dealing days, or in such other manner as may be determined by or in accordance with the ordinary resolution. A written confirmation or report by the Auditors as to the amount of the relevant value in respect of any dividend shall be conclusive evidence of that amount.

(D)	The Board may make any provision it considers appropriate in relation to an allotment made or to be made pursuant to this Article (whether before or after the passing or the ordinary resolution referred to in paragraph (A) of this Article), including (without limitation):

	(i)	the giving of notice to holders of the right of election offered to them;

	(ii)	the provision of forms of election and/or a facility and a procedure for making elections through the Uncertificated System (whether in respect of a particular dividend or dividends generally);

	(iii)	determination of the procedure for making and revoking elections;

	(iv)	the place at which, and the latest time by which, forms of election and other relevant documents must be lodged in order to be effective;

	(v)	the disregarding or rounding up or down or carrying forward of fractional entitlements, in whole or in part, or the accrual of the benefit of fractional entitlements to the Company (rather than to the holders concerned); and

	(vi)	the exclusion from any offer of any holders of Ordinary Shares where the Board considers that the making of the offer to them would or might involve the contravention of the laws of any territory or that for any other reason the offer should not be made to them.

(E)	The dividend (or that part of the dividend in respect of which a right of election has been offered) shall not be payable on Ordinary Shares in respect of which a valid election has been made (the "elected Ordinary Shares"). Instead additional Ordinary Shares shall be allotted to the holders of the elected Ordinary Shares on the basis of allotment determined under this Article. For such purpose, the Board may capitalise out of any amount for the time being standing to the credit of any reserve or fund of the Company (including, without limitation, any share premium account, capital redemption reserve and profit and loss account), whether or not available for distribution, a sum equal to the aggregate nominal value of the additional Ordinary Shares to be allotted on that basis and apply it in paying up in full the appropriate number of unissued Ordinary Shares for allotment and distribution to the holders of the elected Ordinary Shares on that basis.

(F)	The additional Ordinary Shares when allotted shall rank pari passu in all respects with the fully paid Ordinary Shares in issue on the record date for the dividend in respect of which the right of election has been offered, except that they will not rank for any dividend or other entitlement which has been declared, paid or made by reference to such record date.

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(G)	The Board may:

	(i)	do all acts and things which it considers necessary or expedient to give effect to any such capitalisation, and may authorise any person to enter on behalf of all the members interested into an agreement with the Company providing for such capitalisation and incidental matters and any agreement so made shall be binding on all concerned;

	(ii)	establish and vary a procedure for election mandates in respect of future rights of election and determine that every duly effected election in respect of any Ordinary Shares shall be binding on every successor in title to the holder of such shares; and

	(iii)	terminate, suspend or amend any offer of the right to elect to receive Ordinary Shares in lieu of any cash dividend at any time and generally implement any scheme in relation to any such offer on such terms and conditions as the Board may from time to time determine and take such other action as the Board may deem necessary or desirable from time to time in respect of any such scheme.

131.	Reserves

The Board may set aside out of the profits of the Company and carry to reserve such sums as it thinks fit. Such sums standing to reserve may be applied, at the Board’s discretion, for any purpose to which the profits of the Company may properly be applied and, pending such application, may either be employed in the business of the Company or be invested in such investments as the Board thinks fit. The Board may divide the reserve into such special funds as it thinks fit and may consolidate into one fund any special funds or any parts of any special funds into which the reserve may have been divided as it thinks fit. The Board may also carry forward any profits without placing them to reserve.

132.	Capitalisation of profits and reserves

The Board may, with the authority of an ordinary resolution:

(i) subject to this Article, resolve to capitalise any undivided profits of the Company not required for paying any preferential dividend (whether or not available for distribution) or any sum standing to the credit of any reserve or fund of the Company (including, without limitation, any share premium account, capital redemption reserve and profit and loss account), whether or not available for distribution;

(ii) appropriate the sum resolved to be capitalised to the holders of Ordinary Shares in proportion to the nominal values of the shares (whether or not fully paid) held by them respectively which would entitle them to participate in a distribution of that sum if the shares were fully paid and the sum were then distributable and were distributed by way of dividend and apply such sum on their behalf either in or towards paying up the amounts, if any, unpaid on any shares held by them respectively, or in paying up in full unissued shares or debentures of the Company of a nominal value equal to that sum, and allot the shares or debentures credited as fully paid to those holders of Ordinary Shares or as the Board may direct, in those proportions, or partly in one way and partly in the other, but so that the share premium account, the capital redemption reserve and any profits or reserves which are not available for distribution may, for the purposes of this Article, only be applied in paying up unissued shares to be allotted to members credited as fully paid;

(iii) resolve that any shares so allotted to any member in respect of a holding by him of any partly paid shares shall, so long as such shares remain partly paid, rank for dividend only to the extent that such partly paid shares rank for dividend;

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	(iv)	make such provision by the issue of fractional certificates (or by ignoring fractions or by accruing the benefit of fractions to the Company rather than to the holders concerned) or by payment in cash or otherwise as the Board may determine in the case of shares or debentures becoming distributable in fractions;

	(v)	authorise any person to enter on behalf of all the members concerned into an agreement with the Company providing for either:

(a) the allotment to them respectively, credited as fully paid, of any further shares or debentures to which they are entitled upon such capitalisation; or

(b) the payment up by the Company on behalf of such members, by the application thereto of their respective proportions of the reserves or profits resolved to be capitalised, of the amounts or any part of the amounts remaining unpaid on their existing shares, and so that any such agreement shall be binding on all such members; and

	(vi)	generally do all acts and things required to give effect to such resolution.

RECORD DATES

133.	Board to fix date

Notwithstanding any other provision of these Articles but without prejudice to the rights attached to any shares and subject to the Acts and Article 137(D) (21 day record date period) the Company or the Board may fix any date (the "record date") as the date at the close of business (or such other time as the Board may decide) on which persons registered as the holders of shares or other securities shall be entitled to receipt of any dividend, distribution, interest, allotment, issue, notice, information, document or circular. A record date may be on or at any time before any date on which such item is paid, made, given or served or (in the case of any dividend, distribution, interest, allotment or issue) on or at any time before or after any date on which such item is recommended, resolved, declared or announced.

ACCOUNTS

134.	Access to accounting records

No member (other than an officer of the Company) shall have any right of inspecting any accounting record or book or other document of the Company unless he is authorised to do so by statute, by order of the court, by the Board or by an ordinary resolution. The Board shall from time to time determine whether and to what extent (if any) and at what times and places and under what conditions or regulations the accounting records and books of the Company or any of them, shall be open to the inspection of members.

135.	Distribution of annual accounts

(A)	In respect of each financial year, a copy of the Company’s annual accounts, Directors’ report and Auditors’ report on those accounts shall be sent or supplied in accordance with Articles 137 to 141 to every member, every holder of debentures, and every other person who is entitled to receive notices of general meetings, in each case not less than twenty one clear days before the date of the meeting at which copies of those documents are to be laid in accordance with the Acts. This Article does not require copies of such documents to be sent to any share or to any person who is not entitled to receive notices of general meetings or of whose address the Company is unaware or to more than one of the joint holders of a share or debenture or of persons by transmission becoming jointly entitled to a share or debenture.

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(B)	Where permitted in accordance with the Acts, the Company may send a summary financial statement to any member in the same manner as described in Paragraph (A) of this Article, instead of or in addition to the documents referred to in paragraph (A) of this Article.

NOTICES ETC

136.	Form of notices

Any notice to be given to or by any person pursuant to these Articles (other than a notice calling a meeting of the Directors, in relation to which Article 101 shall apply) shall be given in writing.

137.	Service on members

(A)	Any notice, document or information may (without prejudice to Article 138) be given, sent or supplied by the Company to any member either :

	(i)	personally; or

	(ii)	by sending it by post in a prepaid envelope addressed to the member at his registered address or postal address given pursuant to article 137(D), or by leaving it at that address, and any such notice or document to be given to or served on a member registered on an overseas branch register may be posted either from the United Kingdom or in the territory in which such branch register is maintained; or

	(iii)	by sending it in electronic form to a person who has agreed (generally or specifically) that the notice, document or information may be sent or supplied in that form (and has not revoked that agreement); or

	(iv)	by any other means authorised in writing by the member concerned or (in the case of a notice to a member holding uncertificated shares) by transmitting the notice through the Uncertificated System (if permitted by, and subject to, the facilities and requirements of the Uncertificated System and subject to compliance with any relevant requirements of the Listing Rules and the London Stock Exchange: or

	(v)	subject to the provisions of the Acts, by making it available on a website, provided that the requirements in article 137(B) are satisfied.

(B)	The requirements referred to in article 134(A)(v) are that:

	(i)	the member has agreed (generally or specifically) that the notice, document or information may be sent or supplied to him by being made available on a website (and has not revoked that agreement), or the member has been asked by the Company to agree that the Company may send or supply notices, documents and information generally, or the notice, document or information in question, to him by making it available on a website and the Company has not received a response within the period of 28 days beginning on the date on which the Company's request was sent and the member is therefore taken to have so agreed (and has not revoked that agreement);

	(ii)	the member is sent a notification of the presence of the notice, document or information on a website, the address of that website, the place on that website where it may be accessed, and how it may be accessed ("notification of availability");

	(iii)	in the case of a notice of meeting, the notification of availability states that it concerns a notice of a company meeting, specifies the place, time and date of the meeting, and states whether it will be an annual general meeting; and

	(iv)	the notice, document or information continues to be published on that website, in the case of a notice of meeting, throughout the period beginning with the date of the notification of availability and ending with the conclusion of the meeting and in all other cases throughout the period specified by any applicable provision of the Acts, or, if no such period is specified, throughout the period of 28 days beginning with the date on which the notification of availability is sent to the member, save that if the notice, document or information is made available for part only of that period then failure to make it available throughout that period shall be disregarded where such failure is wholly attributable to circumstances which it would not be reasonable to have expected the Company to prevent or avoid.

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(C)	In the case of joint holders of a share~~,~~:

(i) it shall be sufficient for all notices, documents and other information to be given, sent or supplied to the ~~j~~oint holder whose name stands first in the Register of Members in respect of the joint holding (the "first named holder") only; and

(ii) the agreement of the first named holder that notices, documents and information may be given, sent or supplied in electronic form or by being made available on a website shall be binding on all the joint holders.

(D)	If a member (or, in the case of joint holders, the first named holder) has a registered address outside the United Kingdom but has given to the Company an address in the United Kingdom at which notices may be sent to him or has an address which is registered on an overseas branch register or has an electronic address to which notices may be sent, he shall be entitled to have notices or documents sent to him at that address or (subject to paragraph (A) of this Article) that electronic address. Otherwise no such member (including any such joint holder) shall be entitled to receive any notice, document or information from the Company.

(E)	Any notice, document or information to be given to a member may be given by reference to the Register of Members as it stands at any time within the period of twenty-one days before the day that the notice or the document is despatched or (where and as applicable) within any other period permitted by, or in accordance with the requirements of, the Listing Rules, the London Stock Exchange, the Acts and the Uncertificated Securities Regulations. No change in the Register of Members after that time shall invalidate the giving or service of such notice or document or require the Company to give such item to or serve it on any other person.

(F)	If on three consecutive occasions notices, documents or information sent or supplied to a member have been returned undelivered, the member shall not be entitled to receive any subsequent notice, document or information until he has supplied to the Company (or its agent) a new registered address, or a postal address within the United Kingdom or (without prejudice to Article 134(4)) shall have informed the Company, in such manner as may be specified by the Company, of an electronic address. For the purposes of this Article, references to notices, documents or information include references to a cheque or other instrument of payment; but nothing in this article shall entitle the Company to cease sending any cheque or other instrument of payment for any dividend in respect of which the provisions of Article 128 shall apply.

(G)	For the avoidance of doubt, the provisions of this article 137 are subject to Article 45(F)

(H)	The Company may at any time and at its sole discretion choose to give, send or supply notices, documents and information only in hard copy form to some or all members.

138.	Notices by advertisement

(A)	Subject to the Acts, where, by reason of the suspension or curtailment of postal services in the United Kingdom the Company is unable effectively to give notice of a general meeting, such meeting may be convened by notice advertised in two national daily newspapers published in the United Kingdom. The Company shall send a copy of the notice to members in the same manner as it sends notices under Article 137 if at least seven clear days before such meeting the posting of notices to addresses throughout the United Kingdom again becomes practicable.

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(B)	Subject to the Acts, any notice document or information given, sent or supplied by the Company to the members or any of them, not being a notice to which Article 138(A) applies, shall be sufficiently given, sent or supplied if given by advertisement in at least one national daily newspaper published in the United Kingdom.

139.	Evidence of giving notice

(A)	Any notice, document or information given, sent or supplied by the Company to the members or any of them:

(i)	by post, shall be deemed to have been received 24 hours after the time at which the envelope containing the notice was posted unless it was sent by second class post or there is only one class of post in which case it shall be deemed to have been received 48 hours after it was posted. Proof that the envelope was properly addressed, prepaid and posted shall be conclusive evidence that the notice, document or information was sent;

(ii)	by advertisement, shall be deemed to have been received on the day on which the advertisement appears;

(iii)	by electronic means, shall be deemed to have been received 24 hours after it was sent. Proof that a notice, document or information in electronic form was sent in accordance with the Institute of Chartered Secretaries and Administrators' Guidance (in issue at the time the relevant notice, document or information was sent) shall be conclusive evidence that the notice, document or information was sent;

(iv)	by making it available on a website, shall be deemed to have been received on the date on which notification of availability on the website is deemed to have been received in accordance with this article or, if later, the date on which it is first made available on the website.

(B)	A notice or document not sent by post or given by electronic means but:

	(i)	left at a registered address or address for giving notice in the United Kingdom shall be deemed to be given or served on the day it is left; and

	(ii)	given through the Uncertificated System shall be deemed to be given or served when the Company or any System-Participant or other relevant person acting on the Company’s behalf sends the relevant Issuer-Instruction or other relevant message in respect of such notice or document.

(C)	A member present either in person or by proxy, or in the case of a corporate member by a duly authorised representative, at any meeting of the Company or of the holders of any class of shares shall be deemed to have received due notice of such meeting and, where required, of the purposes for which it was called.

140.	Notice binding on transferees

A person who becomes entitled to a share by transfer, transmission or otherwise shall be bound by any notice in respect of that share (other than a notice given by the Company under section 793 of the 2006 Act) which, before his name is entered in the Register of Members, has been given to the person from whom he derives his title.

141.	Notice to persons entitled by transmission

A notice, document or information may be given by the Company to, or served by it on, a person entitled by transmission to a share in consequence of the death or bankruptcy of a member or otherwise by sending or delivering it in any manner authorised by these Articles for the giving of notice to a member, addressed to that person by name, or by the title of representative of the deceased or trustee of the bankrupt or by any similar or equivalent description, at the address, if any, in the United Kingdom or to the electronic address supplied for that purpose by the person claiming to be so entitled. Until such an address or electronic address has been supplied, a notice or other document may be given or served in any manner in which it might have been given or served if the event giving rise to the transmission had not occurred. The giving of notice in accordance with this Article shall be sufficient notice to all other persons interested in the share.

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DOCUMENT DESTRUCTION

142.	Document destruction

(A)	The Company may destroy:

(i) any share certificate or other evidence of title to shares which has been cancelled; at any time after one year from the date of such cancellation;

(ii) any mandate for the payment of dividends or other amounts or any variation or cancellation of such mandate or any other instruction concerning the payment of monies or any notification of change of name or address; at any time after two years from the date such mandate, variation, cancellation or notification was recorded by the Company;

(iii) any instrument or other evidence of transfer of shares or renunciation of an allotment of shares which has been registered; at any time after six years from the date of registration; and

(iv) any other document on the basis of which an entry in the Register of Members is made; at any time after six years from the date an entry in the Register of Members was first made in respect of it,

and the Company may destroy any such document earlier than the relevant date, provided that a permanent record of the document is made (on microfilm, computer disc or otherwise) which is not destroyed before that date.

(B)	It shall be conclusively presumed in favour of the Company that every entry in the Register of Members purporting to have been made on the basis of a document destroyed in accordance with this Article was duly and properly made, that every instrument of transfer so destroyed was duly registered, that every share certificate so destroyed was valid and was duly cancelled and that every other document so destroyed was valid and effective in accordance with the recorded particulars in the records of the Company.

(C)	This Article shall apply only to the destruction of a document in good faith and without express notice of any claim (regardless of the parties to it) to which the document might be relevant.

(D)	Nothing in this Article imposes on the Company any liability in respect of the destruction of any such document otherwise than as provided for in this Article which would not attach to the Company in the absence of this Article.

(E)	References in this Article to the destruction of any document include references to the disposal of it in any manner.

WINDING UP

143.	Division of assets

(A)	On a winding up of the Company, the Company’s assets available for distribution shall be divided among the members in proportion to the nominal amounts of capital paid up or credited as paid up on the shares held by them, subject to the terms of issue of or rights attached to any shares.

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(B)	On a winding up of the Company (whether voluntary, under supervision or by the Court) the liquidator may, on obtaining any sanction required by law, divide among the members in kind the whole or any part of the assets of the Company, whether or not the assets consist of property of one kind or of different kinds. For this purpose the liquidator may set the value he deems fair on a class or classes of property, and may determine on the basis of such valuation and in accordance with the then existing rights of members how the division is to be carried out between members or classes of members. The liquidator may not, however, distribute to a member without his consent an asset to which there is attached a liability or potential liability for the owner.

(C)	Any return of capital to a holder in respect of the nominal amount paid up on an Ordinary Share on a winding up of the Company shall be paid in US dollars.

INDEMNITY

144.	Right to indemnity

Subject to the provisions of the Acts, the Company may indemnify any person who is or was a director, directly or indirectly (including by funding any expenditure incurred or to be incurred by him), against any loss or liability incurred by him in the actual or purported execution or discharge of his duties or exercise of his powers or otherwise in relation to or connection with the Company or any associated company. For the purposes of this article, “associated company” has the same meaning as in Section 309A of the 1985 Act.

145.	Power to insure

Subject to the Acts, the Board may purchase and maintain insurance at the expense of the Company for or for the benefit of any person who is or was at any time a director or other officer (excluding the Auditors, unless and to the extent that the Board determines otherwise) or employee of the Company or any other body corporate which is or was a Group Undertaking or the holding company of the Company or in which the Company or any such holding company has or had an interest, whether direct or indirect, or which is or was in any way allied to or associated with the Company or who is or was at any time a trustee of any pension fund or employee benefits trust in which any employee of any such body corporate is or has been interested, indemnifying such person against any liability which may attach to or have attached to or may be or have been incurred and any loss or expenditure which has been or may be incurred by such person in respect of any act or omission or alleged act or omission in the actual or purported execution and/or discharge of his duties and/or in the exercise or purported exercise of his powers and/or otherwise in relation to his duties, powers or offices in relation to the Company or any such other body corporate, pension fund or employee benefits trust.